As filed with the Securities and Exchange Commission on August 26, 2025

Registration No. 333-288779

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0657263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

269 S. Beverly Dr., Suite 1450

Beverly Hills, CA 90212

(310) 601-2505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert S. Ellin

Chairman and Chief Executive Officer

LiveOne, Inc.

269 S. Beverly Dr., Suite 1450

Beverly Hills, CA 9021

(310) 601-2505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sasha Ablovatskiy, Esq.

Jonathan Shechter, Esq.

Foley Shechter Ablovatskiy LLP

641 Lexington Ave., 14th Floor

New York, NY 10022

Telephone: (212) 335-0466

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED AUGUST 26, 2025

LIVEONE, INC.

7,988,095 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to 7,988,095 shares (the “Shares”) of common stock, $0.001 par value per share (the “common stock”), of LiveOne, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), that may be offered for resale or otherwise disposed of by the selling stockholders identified in this prospectus (together with any of such stockholders’ transferees, pledgees, donees or successors) (the “Selling Stockholders”), issuable upon conversion of our 11.75% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) that we issued to the Selling Stockholders. The Debentures are convertible into shares of our common stock at the holder’s option at a conversion price of $2.10 per share, subject to certain customary adjustments such as stock splits, stock dividends and stock combinations. The Debentures were issued to the Selling Stockholders in a private placement pursuant to the Securities Purchase Agreement entered into by us with the Selling Stockholders on May 19, 2025 (the “Purchase Agreement”). See “Background of the Offering” beginning on page 37 for a description of the terms and conditions of the Purchase Agreement.

The Selling Stockholders may sell all or a portion of the Shares from time to time, in amounts, at prices and on terms determined at the time of sale. The Shares may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 45. The Selling Stockholders may also sell the Shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

We are not offering for sale or selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of the Shares by the Selling Stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

We are registering the offer and sale of the Shares pursuant to certain registration rights granted to the Selling Stockholders. The registration of the Shares does not necessarily mean that any Selling Stockholder will offer or sell any of their Shares. The timing and amount of any sale or exercise is within the sole discretion of the Selling Stockholders.

Our common stock is listed for trading on The Nasdaq Capital Market, or “Nasdaq,” under the symbol “LVO.” On August 25, 2025, the last reported sale price of our common stock was $0.595.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the U.S. Securities and Exchange Commission. See “Risk Factors” on page 17 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2025

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed materially since such date.

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ABOUT THIS PROSPECTUS

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

LiveOne, Inc. and its consolidated subsidiaries are referred to herein as “LiveOne,” the “Company,” “we,” “us” and “our,” unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terms. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference herein or therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important risks and factors that could cause those differences include, but are not limited to:

Risks Related to Our Business and Industry

●	We rely on our largest OEM customer for a substantial percentage of our revenue. The loss of our largest OEM customer or the significant reduction of business or growth of business from such customer could significantly adversely affect our business, financial condition and results of operations.

●	We rely on our relationship with our largest OEM customer for a substantial percentage of our potential subscribers who are now eligible to convert to become direct customers of LiveOne. Our inability to convert a significant number of these subscribers could cause a significant reduction of our business and could significantly adversely affect our business, financial condition and results of operations.

●	We have incurred significant operating and net losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

●	We may require additional capital, including to fund our current debt obligations and to fund potential acquisitions and capital expenditures, which may not be available on terms acceptable to us or at all and which depends on many factors beyond our control.

●	Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock and penny stock trading.

●	There is substantial doubt about our ability to continue as a going concern.

●	Our business is partially dependent on our ability to secure music streaming rights from Content Providers and to stream their live music and music-related video content on our platform, and we may not be able to secure such content on commercially reasonable terms or at all.

●	We may be unable to fund any significant up-front and/or guaranteed payment cash requirements associated with our live music streaming rights, which could result in the inability to secure and retain such streaming rights and may limit our operating flexibility, which may adversely affect our business, operating results and financial condition.

●	We face intense competition from competitors, and we may not be able to increase our revenues, which could adversely impact our business, financial condition and results of operations.

●	Advancements in AI technology may adversely affect our business model and competitive position.

Risks Related to Our Company

●	For the fiscal year ended March 31, 2024, our management concluded that our disclosure controls and procedures and our internal control over financial reporting were not effective. If we are unable to establish and maintain effective disclosure controls and internal control over financial reporting, our ability to produce accurate financial statements on a timely basis or prevent fraud could be impaired, and the market price of our securities may be negatively affected.

●	We heavily depend on relationships with our Content Providers and other Industry Stakeholders and adverse changes in these relationships, could adversely affect our business, financial condition and results of operations.

●	We rely on key members of management, particularly our Chairman and Chief Executive Officer, Mr. Robert Ellin, and our Chief Financial Officer, Ryan Carhart, and the loss of their services or investor confidence in them could adversely affect our success, development and financial condition.

●	Unfavorable outcomes in legal proceedings may adversely affect our business, financial conditions and results of operations.

●	Our debt agreements contain restrictive and financial covenants that may limit our operating flexibility and our substantial indebtedness may limit cash flow available to invest in the ongoing needs of our business.

●	We may not have the ability to repay the amounts then due under our senior Debentures and/or Capchase Loan (each as defined below) at maturity, required redemption payments and/or to the holders of our Series A Preferred Stock, which would have a material adverse effect on our business, operating results and financial condition.

●	If we do not comply with the provisions of our senior Debentures, the holders of the Debentures may accelerate our obligations to them and require us to repay all outstanding amounts owed thereunder.

●	Our ability to satisfy the conditions to issue the Additional Debentures (as defined above).

●	We may incur substantially more debt or take other actions that would intensify the risks related to our indebtedness.

Risks Related to Our Acquisition Strategy

●	We can give no assurances as to when we will consummate any future acquisitions or whether we will consummate any of them at all.

Risks Related to Technology and Intellectual Property

●	We rely heavily on technology to stream content and manage other aspects of our operations and on our Content Management System. The failure of any of this technology to operate effectively could adversely affect our business.

Risks Related to Our PodcastOne Business

●	PodcastOne generates a substantial portion of it revenues from its podcast and advertising sales. If PodcastOne fails to maintain or grow podcasting and advertising revenue, our financial results may be adversely affected.

●	PodcastOne faces and will continue to face competition for listeners and listener listening time.

●	PodcastOne’s business is dependent upon the performance of the podcasts and their talent.

●	If PodcastOne fails to increase the number of listeners consuming its podcast content, our business, financial condition and results of operations may be adversely affected.

●	PodcastOne’s podcasting revenue and operating results are highly dependent on the overall demand for advertising.

●	PodcastOne relies on integrations with advertising platforms, demand-side platforms (“DSPs”), proprietary platforms and ad servers, over which we exercise very little control.

Risks Related to Our E-commerce Merchandising and Other E-commerce Business

●	Our business is affected by seasonality, which could result in fluctuations in our operating results.

●	We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

●	Changes in tax treatment of companies engaged in e-commerce may adversely affect the commercial use of our sites and our financial results.

Risks Related to the Ownership of Our Common Stock

●	The market price of our common stock may be highly volatile.

●	We cannot guarantee that our stock repurchase program will be consummated, fully or all, or that it will enhance long-term shareholder value. Stock repurchases could also increase the volatility of the trading price of our stock and could diminish our cash reserves.

●	Our Chairman and Chief Executive Officer and stockholders affiliated with him own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

●	Future sales of a substantial number of shares of our common stock in the public market by certain of our stockholders could cause our stock price to fall.

●	We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

●	Provisions in our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Bylaws (as amended, the “Bylaws”) and provisions under Delaware law could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, and may prevent or frustrate attempts by our stockholders to replace or remove our current management.

Risks Related to This Offering

●	A substantial number of shares of our common stock may be issued pursuant to the terms of the Debentures, which could cause the price of our common stock to decline.

●	Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock and penny stock trading.

●	There is substantial doubt about our ability to continue as a going concern.

●	Dilution from further financings.

●	The market price of our common stock may be highly volatile, you may not be able to resell your shares at or above the public offering price and you could lose all or part of your investment.

●	Our Chairman and Chief Executive Officer and stockholders affiliated with him own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

●	The restrictive covenants contained in the Debentures could adversely affect our business plan, liquidity, financial condition, and results of operations.

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Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings

●	Our Crypto Asset Treasury Strategy (as defined below) exposes us to various risks associated with cryptocurrencies.

●	The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of cryptocurrencies.

●	We may use our cash and cash equivalents to purchase cryptocurrencies, the price of which has been, and will likely continue to be, highly volatile.

●	Bitcoin, Ethereum, Solana and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

●	Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.

●	We face risks relating to the custody of our bitcoin and other forms of Crypto (as defined below), including the loss or destruction of private keys required to access our Crypto and cyberattacks or other data loss relating to our Crypto holdings.

●	Regulatory change reclassifying bitcoin or other forms of cryptocurrencies as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and could adversely affect the market price of bitcoin or other forms of cryptocurrencies and the market price of our common stock.

●	We may be subject to regulatory developments related to cryptocurrency assets and cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations.

●	Our cryptocurrency assets treasury strategy exposes us to risk of non-performance by counterparties.

●	Holders of our Debentures and Capchase, our lender, may foreclose on any crypto asset pursuant to certain restrictive covenants in the applicable debt agreements.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, as well as the risk factors incorporated by reference in this prospectus, discussed under “Item 1A-Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, that could cause actual results or events to differ materially from the forward-looking statements that we make. Therefore, you should not rely on the occurrence of events described in any of these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 17, the financial statements and other information incorporated by reference in this prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read this prospectus, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Overview

LiveOne, Inc. (the “Company,” “LiveOne”, “we,” “us,” or “our”) is an award-winning, creator-first, music, entertainment and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. We are a pioneer in the acquisition, distribution and monetization of live music events, Internet radio, podcasting/vodcasting and music-related membership, streaming and video content. Through our comprehensive service offerings and innovative content platform, we provide music fans the ability to listen, watch, attend, engage and transact. Serving a global audience, our mission is to bring the experience of live music and entertainment to consumers wherever music and entertainment is watched, listened to, discussed, deliberated or performed around the world. Our operating model is focused on a flywheel concept of integrated services centered on servicing and monetizing superfans through multiple revenue streams and product/service offerings. As of June 30, 2025, we operated four core integrated services: (1) one of the industry’s leading online live music streaming platforms (LiveOne), (2) a fully integrated membership and advertising streaming music service Slacker operating as LiveOne powered by Slacker, (3) a leading podcasting platform operating as PodcastOne, our majority owned subsidiary (“PodcastOne”), and (4) a retailer and wholesaler of personalized merchandise and gifts operating as Custom Personalization Solutions, Inc. (“CPS”). We enhance the experience by granting audiences access to premium original content, artist exclusives and industry interviews. Our LiveOne application offers users access to live events, audio streams with access to millions of songs and hundreds of expert-curated radio platforms and stations, original episodic content, podcasts, vodcasts, video on demand, real-time livestreams, and social sharing of content. Today, our business is comprised of three operating segments: PodcastOne, Slacker and our Media Group. Our Audio Group consist of our PodcastOne and Slacker subsidiaries and our Media Group consists of our remaining subsidiaries (hereon referred to as our “Media Operations”).

We generate revenue through the sale of membership-based services and advertising from our music offerings, from the licensing, advertising and sponsorship of our live music and podcast content rights and services, from our expanding pay-per-view offerings and from retail sales of merchandise and gifts.

Operations

We provide services through a dedicated over-the-top application powered by Slacker (“LiveOne App”) called LiveOne. Our services are delivered through digital streaming transmissions over the Internet and/or through satellite transmissions and may be accessed on users’ desk-top, tablets, mobile devices (iOS, Android), Roku, Apple TV, Amazon Fire, and through over-the-top (“OTT”), STIRR, and XUMO with more service platforms in discussions. Our users can also access our music platform from our websites, including www.liveone.com and www.slacker.com. Our users may also access our podcasts on www.podcastone.com or our PodcastOne app and acquire merchandise and gifts on www.personalizedplanet.com and www.limogesjewelry.com.

Historically, we acquired the rights to stream our live and recorded music and broadcasts from a combination of festival owners and promoters, such as Anschutz Entertainment Group (“AEG”) and Live Nation Entertainment, Inc. (“Live Nation”), music labels, including Universal Music, Warner Music and Sony Music, and through individual music publishers and rights holders. Beginning mid-March 2020, the pandemic associated with COVID-19 temporarily shut down the production of all on-ground, live music festivals and events. As a result, we pivoted our production to 100% streaming, and began producing, curating, and broadcasting streaming music festivals, concerts and events across our platform. In May 2020, we launched our first pay-per-view (“PPV”) performances across our platform, allowing artists and fans to access a new digital compliment to live festivals, concerts and events.

The majority of our content acquisition agreements provide us the exclusive rights to produce, license, broadcast and distribute live broadcast streams of these festivals and events throughout the world and across any digital platform, including cable, Internet, video, audio, video-on-demand (“VOD”) and virtual reality (“VR”). We are working to expand our VOD, PPV, content catalog and content capabilities. Since 2018, we launched LiveZone, a traveling studio originating from live music events and festivals all over the world. LiveZone combines music news, commentary, festival updates and artist interviews, and provide context to premiere events by showcasing exotic locales, unique venues, and artist backstories, adding “pre-show” and “post-show” segments to livestreamed artist performances and original festival-based content. During fiscal years ended March 31, 2023 and 2022, we launched our own franchises including “Music Lives,” our multi-artist virtual festival, “Music Lives ON,” our series of virtual live-streaming performances, “Self Made” our music competition platform, “The Lockdown Awards”, our award show celebrating the best in quarantine content, “The Snubbys”, our award show celebrating deserving artists who should have been but were not nominated for applicable awards, “The Breakout Awards,” our award show celebrating some of the year’s most iconic music, celebrities and pop culture moments and “One Rising” an emerging artist program that breaks up and coming talent across the music landscape.

In July 2020, we entered the podcasting business with the acquisition of PodcastOne and in December 2020, we entered the merchandising business with the acquisition of CPS. On February 28, 2023, we acquired a majority interest in Splitmind LLC and Drumify LLC. On September 8, 2023, PodcastOne completed a Qualified Event (as defined below) (its spin out from the Company to become a standalone publicly trading company) as a result of its direct listing on The NASDAQ Capital Market on such date (the “Direct Listing”). Through the operations of our DayOne Music Publishing, Drumify and Splitmind subsidiaries, we operate our music publishing and artist and brand development businesses.

On October 1, 2024, we announced an amended relationship with our largest OEM customer. Effective December 1, 2024, the OEM customer no longer subsidizes our products to some of its customers, however, we offer all OEM customer vehicles in North America the opportunity to convert to become direct subscribers of our LiveOne music app. The direct subscription to our LiveOne app allows such users for the first time to access their LiveOne music and LiveOne’s other service offerings directly across all of their devices. Our LiveOne music streaming button/icon, which allows users to directly connect their subscription to LiveOne, is expected to remain in the OEM customer’s music streaming services dashboard in perpetuity. The OEM customer will continue to pay us monthly for grandfathered vehicles for the term of the OEM license agreement.

Digital Internet Radio and Music Services

Our digital Internet radio and music services are available to users online and through automotive and mobile original equipment manufacturers (“OEMs”) on a white label basis, which allow certain OEMs to customize the radio and music services with their own logos, branding and systems. Our users are able to listen to a variety of music, radio personalities, news, sports, comedy and the audio of live music events. Our revenue structure for our digital Internet radio and music services varies and may be in the form of (i) a free service to the listener supported by paid advertising, (ii) paid premium membership services, and/or (iii) a fixed fee per user. The fees generated from ad-supported and membership services are generally subject to revenue sharing arrangements with music right holders and labels, and fees to festivals, clubs, events, concerts, artists, promoters, venues, music labels and publishers (“Content Providers”).

Podcast Services

Our podcasts are available to users online alongside our digital Internet radio. Our users are able to listen to a variety of podcasts, from music, radio personalities, news, entertainment, comedy and sports. PodcastOne has built a distribution network reaching over 1 billion listeners a month across all of its own properties, LiveOne platforms, Spotify, Apple Podcasts, iHeartRadio, Samsung and over 150 shows exclusively available in Tesla vehicles. Similar to our digital Internet radio fee structure, we monetize podcasts through (i) paid advertising or (ii) paid premium membership services. We own one of the largest networks of podcast content in North America, which has over 300 exclusive podcast shows that produces over 300 episodes per week and has generated over 3.6 billion downloads during the year ended March 31, 2025.

PodcastOne and its roster of top performing hosts are also able to integrate unique visual elements into the podcasts they produce and distribute them via YouTube, with PodcastOne becoming the first podcast network to utilize Adori, a pioneering interface technology. Adori’s unique YouTube integration technology allows podcast hosts and networks to seamlessly import episodes from RSS feeds, enhance them with visual elements and upload enriched assets directly to YouTube. Adori’s patented technology embeds contextual visuals, multi-format ads, augmented reality (“AR”) experiences, buy buttons, polls, and other “call to action” features in the audio creating a more enhanced and richer listener experience. In creating visually enhanced podcasts, Adori’s YouTube product provides additional monetization avenues for PodcastOne’s slate of original programming, increased discoverability and search engine optimization presence.

In addition to PodcastOne’s core business, it also built, owns and operates a solution for the growing number of independent podcasters, LaunchpadOne. LaunchpadOne is a self-publishing podcast platform, created to provide a low or no cost tool for independent podcasters without access to parent podcasting networks or state of the art equipment to create shows. LaunchpadOne serves as a talent pool for us to find new podcasts and talent.

In June 2023, we launched PodcastOne TV, a free ad-supported streaming television (“FAST”) channel that will stream the video content from PodcastOne’s slate of award-winning podcasts, to be distributed through MuxIP to 60 outlets, using MuxIP’s FASTHub for OTT platform. MuxIP will enable PodcastOne to expand its content to viewers of niche content on Smart TVs and a wide range of devices. MuxIP is a global leader in powering the rapidly growing TV business model centered on FAST.

On September 8, 2023, PodcastOne completed its spin out from our Company to become a standalone publicly traded company (the “Spin-Out”) as a result of PodcastOne’s direct listing on The NASDAQ Capital Market on such date.

Merchandise

Via the operations of CPS, we own and operate a group of web-oriented businesses specializing in the merchandise personalization industry. CPS develops, manufactures, and distributes personalized products for wholesale and direct-to-consumer distribution. CPS offers thousands of exclusive personalized gift items for family, home, seasonal holidays, and special events along with personalized jewelry.

Ancillary Products and Services

We also provide our customers the following:

●	Regulatory Support – streaming of music is generally subject to copyright protection. Whenever possible, we use our best efforts to clear music copyright licenses, artist streaming preferences and music publishing rights in advance of usage.

●	Post-Implementation Support – once our customer’s content is activated on the LiveOne App, we provide technical and network support, which includes 24/7 operational assistance and monitoring of our services and performance.

Live Music Events

We produce, edit, curate and stream live music events through (i) broadband transmission over the Internet and/or satellite networks to our users throughout the world, where permitted (“Digital Live Events”) both advertisers supported and PPV events, and (ii) physical ticket sales of on-location music events and festivals at a variety of indoor clubs and outdoor venues and arenas (“On-premise Live Events”). These services allow our users to access live music content in person and over the Internet, including the ability to chat and communicate over our platform. LiveOne provides Digital Live Events for free to our users; however, beginning in May 2020 we launched PPV capabilities and began charging our users to view certain Digital Live Events. We monetize these live events through third party advertising and sponsorship, including with brands such as Volkswagen, Hyundai, Facebook, Tik Tok, Porsche, and Pepsi, and selling territorial licensing rights to Tencent in China and Ocesa in Mexico. Our cost structure varies by music event, and may include set upfront fees/artist guarantees, the amount of which is often dependent on specific artist. A festival’s existing production infrastructure or lack thereof, and, in turn results in, us having a production/financial commitment to the live stream, and in some cases, we may also share the associated revenue. The fees generated from any advertising, sponsored content, VOD/PPV and other services are generally subject to the aforementioned revenue sharing arrangements with certain artists, festival owners and/or music right holders, when applicable.

Recent Developments

Debentures Financing

Please see section below captioned “Background of the Offering”.

Series A Preferred Stock Exchange

On July 15, 2025, we entered into letter agreements (collectively, the “Agreements”) with (i) Harvest Small Cap Partners Master, Ltd. (“HSCPM”), (ii) Harvest Small Cap Partners, L.P. (“HSCP” and together with HSCPM, the “Harvest Funds” or the “Selling Stockholders”), and (iii) Trinad Capital Master Fund Ltd., a fund controlled by Mr. Ellin, our Chief Executive Officer, Chairman, director and principal stockholder (“Trinad Capital” and collectively with the Harvest Funds, the “Holders”), the holders of our Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), with a stated value of $1,000 per share. Pursuant to the Agreements (i) the Harvest Funds exchanged $4,500,000 worth of its shares of Series A Preferred Stock into 3,000,000 shares of our common stock, at a price of $1.50 per share (the “Shares”), and Trinad Capital exchanged $2,250,000 worth of shares of its Series A Preferred Stock into 1,500,000 shares of common stock at the same price), and (ii) the Selling Stockholders and Trinad Capital received 3,000,000 (the “Warrants”) and 1,500,000 three-year warrants respectively, to purchase common stock exercisable at a price of $0.01 per share.

The Shares and the Warrants were issued, and the shares of the Company’s common stock underlying the Warrant Shares, to the extent exercised, will be issued, to the Selling Stockholders as restricted securities in a private placement transaction exempt from the registration requirements of the Securities Act.

Equity Offering

On July 15, 2025, we entered into an underwriting agreement with Lucid Capital Markets, LLC (the “Underwriter”) pursuant to which we agreed to issue and sell to the Underwriter 13,608,334 shares of our common stock at an offering price of $0.75 per share and which includes the grant to the Underwriter of an option for the issuance and sales of up to 1,775,000 additional shares (the “Option”) to be sold by us (the “Offering”). The aggregate gross proceeds to our Company from the Offering would be approximately $9.5 million (including the exercise of the Option), after deducting an underwriting discount of 7% of the price to the public, but before deducting expenses payable by us in connection with the Offering. Pursuant to the underwriting agreement, we also agreed to issue the Underwriter’s common stock purchase warrants to purchase up to 4% of the securities sold in the Offering at an exercise price of $0.9375. The Offering, including the Option, closed on July 17, 2025.

Bitcoin Treasury Yield Strategy

We have engaged Arca Investment Management, LLC (“Arca”), a Delaware-registered investment adviser, to provide discretionary investment management services for our digital asset treasury account(s) pursuant to an investment management agreement. Under this arrangement, Arca manages our account in accordance with agreed investment guidelines, which currently involve a derivatives overlay strategy on a long bitcoin position, seeking to generate in-kind returns through the sale of call options and other structured option strategies (the “Bitcoin Treasury Yield Strategy”). Arca has full investment discretion within the investment guidelines but does not act as custodian of our assets. Our digital assets are held by Anchorage Digital (“Anchorage Digital”), a qualified custodian federally regulated by the Office of the Comptroller of the Currency (“OCC”), which executes transactions as instructed by Arca and provides account statements directly to us. Chartered by the OCC, Anchorage Digital follows Federal Financial Institutions Examination Council (“FFIEC”) guidelines. We pay Arca a management fee and a performance fee as set forth in our investment management agreement with Arca, and these fees are paid directly from our account with the custodian.

Cryptocurrency Assets Treasury Strategy

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND OUR STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

In July 2025, we adopted our cryptocurrency treasury reserve strategy (the “Crypto Assets Treasury Strategy”) and subsequently selected Bitcoin as our intended initial treasury reserve asset on an ongoing basis, subject to market conditions, applicable lender consents and our anticipated cash needs, and we may expand our treasury reserve assets to include other cryptocurrencies such as Ethereum, Solana or others (collectively, “Crypto”). We plan to acquire and hold Crypto using cash flows from operations that exceed working capital requirements, and from time to time, subject to market conditions, issuing equity or debt securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase Crypto. We view our Crypto holdings as long term holdings and expect to continue to accumulate Crypto. We have not set any specific target for the amount of Crypto we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional Crypto purchases. As of July 2025, our board of directors has authorized our Company to acquire up to $500,000,000 of cryptocurrencies as part of the development and implementation of our Crypto Assets Treasury Strategy and/or Bitcoin Treasury Yield Strategy. This overall strategy also contemplates that we may periodically sell Crypto for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, enter into additional capital raising transactions, including those that could be collateralized by our Crypto holdings, and consider pursuing strategies to create income streams or otherwise generate funds using our Crypto holdings.

This section summarizes our current Cryptocurrency Assets Treasury Strategy, including our initial Bitcoin holdings and trading execution, custody, storage, and accounting considerations. We may expand our Crypto Assets Treasury Strategy to other forms of Crypto, such as Ethereum, Solana and other forms of Crypto. We reserve the right to update and alter our treasury strategy from time to time. We view Crypto as a reliable store of value and a compelling investment and may expand this to potentially other forms of cryptocurrencies in the future. We believe that Bitcoin, Ethereum and Solana in particular have unique characteristics as a scarce and finite asset that can serve as a reasonable inflation hedge and safe haven amid global instability. Bitcoin is often compared to gold, which has been viewed as a dependable store of value throughout history. Gold’s value has appreciated substantially over time. For example, 25 years ago, the price of gold was approximately $500 per ounce. In 2025, the price of gold has traded higher than $3,500 per ounce. As of July 31, 2025, the total market capitalization of gold exceeds $22.0 trillion compared to approximately $2.2 trillion for Bitcoin, $452 billion for Ethereum and $92.8 billion for Solana. In the 24 months preceding the filing date of this prospectus, Bitcoin has traded below $30,000 per Bitcoin and above $120,000; Ethereum has traded below $2,600 and above $4,800 per Ethereum and Solana has traded below $100 and above $290 per Solana, each respectively on Coinbase. While highly volatile, the price of Bitcoin, Ethereum, Solana and certain other Crypto has also appreciated significantly since their respective inception (for example at zero per Bitcoin). We believe that a substantial portion of Crypto’s appreciation is attributable to the view that Crypto is or will become a reliable store of value. Like gold, Bitcoin is also viewed as a scarce asset; the ultimate supply of Bitcoin is limited to 21 million coins and approximately 94.8% of its supply already exists. Ethereum has no fixed minimum supply. Solana’s supply is uncapped. It grows at an initial inflation rate of 8% per year, but grows at a decreasing rate by 15% per year until it reaches a long-term inflation rate of 1.5% annually. We believe that Bitcoin’s finite, digital and decentralized nature as well as its architectural resilience make it preferable to gold, which, as noted above, has a market capitalization nearly 10 times higher than the market capitalization of Bitcoin as of July 31, 2025. Ethereum and Solana are also often seen as preferable to gold by certain investors and users because they combine monetary value with technological utility, whereas gold is purely a store of value. Given our belief that Bitcoin, Ethereum and Solana are comparable and possibly better stores of value than gold, we believe that such Crypto has the potential to approach or exceed the value of gold over time. Given the substantial gap in value between gold and Bitcoin based on current market capitalization, we believe that Crypto has the potential to generate outsize returns as it gains increasing acceptance as “digital gold.” We believe that the growing global acceptance and “institutionalization” of Crypto supports our view that Crypto is a reliable store of value. We believe that Crypto’s unique attributes discussed above not only differentiate it from fiat money, but also from other cryptocurrency assets.

Institutionalization of Crypto

We are encouraged by the growing global acceptance of Crypto and “institutionalization” of Bitcoin – reflected by the January 2024 U.S. Securities and Exchange Commission’s (the “SEC”) approval of 11 bitcoin exchange-traded funds. In May 2024, the SEC approved nine spot Ethereum ETFs, allowing traders to access ETH through mainstream U.S. exchanges. In addition, there are about 72 Additional Crypto-Related ETFs that are currently under review. These funds have reported billions of dollars of net inflows, with investments from a large number of institutions, including global banks, pensions, endowments and registered investment advisors. It is currently estimated that more than 10% of all bitcoins are now held by institutions.

On July 18, 2025, President Trump signed into law the Guiding and Establishing National Innovation for U.S. Stablecoins Act, otherwise known as the GENIUS Act. The purpose of the GENIUS Act is to establish a comprehensive regulatory framework for stablecoins in the United States. However, the GENIUS Act also makes several important changes to the U.S. Bankruptcy Code which gives stablecoin holders significant power and leverage over bankruptcies filed by stablecoin operators but also threatens those bankruptcies with administrative insolvency. Although it does not directly affect Bitcoin, Ethereum or Solana, the GENIUS Act’s approach could serve as a blueprint for future digital asset legislation, potentially paving the way for laws that more directly address non-stablecoin cryptocurrencies, including bitcoin.

Our Crypto Holdings

As of now, we have selected bitcoin as our intended initial treasury reserve asset on an ongoing basis, subject to market conditions, applicable lender consents and our anticipated cash needs, but we may expand our treasury reserve assets to include Ethereum, Solana and/or other forms of Crypto. As of the date of this prospectus, we have purchased a total of approximately 16.6636 bitcoins at an aggregate purchase price of approximately $2 million for an average purchase price of approximately $$120,022.07 per bitcoin, inclusive of fees and expenses. As of the date of this prospectus, we have not sold any bitcoin nor do we own any other forms of Crypto.

Accounting

Bitcoin accounting guidance has been evolving. According to the American Institute of Certified Public Accountants “Accounting for and auditing of Digital Assets practice aid,” bitcoin would satisfy the definition of an indefinite-lived intangible asset and would be accounted for under ASC 350, Intangibles — Goodwill and Other issued by the Financial Accounting Standards Board (“FASB”). Under these guidelines, bitcoin holdings would be accounted for initially at cost and subject to impairment losses if their fair value fell below carrying value. In December 2023, the FASB issued Accounting Standards Update No. 2023-08, Accounting for and Disclosure of Crypto Assets (ASU 2023-08), which revised bitcoin accounting treatment. Under this new guidance, the valuation of bitcoin is to be measured based on fair value.

Hedging Strategy

We do not currently intend to hedge our Crypto holdings and have not adopted a hedging strategy with respect to bitcoin. However, we may from time to time engage in hedging strategies as part of our treasury management operations if deemed appropriate.

Overview of the Crypto Industry and Market

Bitcoin and other forms of Crypto are digital assets that are issued by and transmitted through their respective open-source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. These networks host a public transaction ledger, such as a bitcoin blockchain, on which each respective Crypto holdings and all validated transactions that have ever taken place on such a network are recorded. Balances of each respective Crypto are stored in individual “wallet” functions, which associate network public addresses with one or more “private keys” that control the transfer of Crypto. Each respective Crypto blockchain can be updated without any single entity owning or operating the network.

Creation of New Crypto and Limits on Supply

New Bitcoin is created and allocated by the bitcoin protocol through a “mining” process that rewards users that validate transactions in the bitcoin blockchain. Validated transactions are added in “blocks” approximately every 10 minutes. The mining process serves to validate transactions and secure the bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to solve complex mathematical algorithms. This expenditure of computing power is known as “proof of work.” To incentivize miners to incur the costs of mining bitcoin, the bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated bitcoin.

The bitcoin protocol limits the total number of bitcoin that can be generated over time to 21 million. As part of bitcoin’s coin issuance, miners are rewarded a certain amount of bitcoins whenever a block is produced. When bitcoin first started, 50 bitcoins per block were given as a reward to miners. After every 210,000 blocks are mined (approximately every four years), the block reward halves and will keep on halving until the block reward per block becomes 0 (approximately by year 2140). The block reward as of February 14, 2025 is 3.125 coins per block and will decrease to 1.5625 coins per block post halving.

Ethereum is a digital asset native to the Ethereum blockchain, which operates on a proof-of-stake (PoS) consensus protocol. Under this protocol, new Ethereum is issued as rewards to validators who participate in block validation and transaction confirmation.

The Ethereum network employs a transaction fee mechanism pursuant to EIP-1559, which permanently burns a portion of transaction fees. As a result, the net supply of Ethereum is influenced by both issuance to validators and the amount of Ethereum burned through network activity. While Ethereum does not have a fixed maximum supply, periods of high network usage may result in net Ethereum burn exceeding new issuance, effectively imposing a temporary deflationary effect on total supply.

We cannot predict the future level of Ethereum issuance or net supply, which may impact the market value of Ethereum.

Solana is a digital asset native to the Solana blockchain, which operates on a hybrid proof-of-history (PoH) and proof-of-stake (PoS) consensus protocol. New Solana is issued as rewards to validators who participate in block validation and network security.

The Solana protocol also burns a portion of transaction fees, reducing net supply. While Solana does not have a fixed maximum supply, the protocol is designed with a decreasing annual inflation schedule, gradually lowering the rate of new Solana issuance over time. Consequently, net supply growth is expected to diminish, and periods of high network usage may further limit effective supply expansion.

We cannot predict future Solana issuance, transaction fee burn, or net supply, each of which may affect the market value of Solana.

Modifications to Crypto Protocol

Crypto, which includes Bitcoin, Ethereum or Solana as an example, uses an open-source network that has no central authority, so no one person can unilaterally make changes to the software that runs the network. However, there is a core group of developers that maintain the code for each respective protocol as well as various Crypto end-user software, and they can propose changes to the source code and release periodic updates and other changes. Unlike most software that has a central entity that can push updates to users, bitcoin and other forms of Crypto are a peer-to-peer network in which individual network participants, called miners or nodes, decide whether to upgrade the software and accept the new changes. As a practical matter, a modification becomes part of the protocol only if the proposed changes are accepted by participants collectively having the most processing power, known as hash rate, on the network. If a certain percentage of the nodes reject the changes, then a “fork” takes place and participants can choose the version of the software they want to run.

Forked or Airdropped Asset Policy

We intend to recognize forked and airdropped assets consistent with our custodians. We may not immediately or ever have the ability to withdraw a forked or airdropped Crypto by virtue of the Crypto that we hold with our custodians. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our assets.

Forms of Attack Against the Crypto Network and Wallets

Blockchain technology has many built-in security features that make it difficult for hackers and other malicious actors to corrupt the protocol or blockchain. However, as with any computer network, any Crypto network may be subject to certain attacks. Some forms of attack include unauthorized access to wallets that hold Crypto and direct attacks on the network, like “51% attacks” or “denial-of-service attacks” on the bitcoin protocol for example.

Crypto is designed to be controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Crypto is held. Private keys used to access each respective Crypto balances are not widely distributed and are typically held on hardware (which can be physically controlled by the holder or by a third party such as a custodian) or via software programs on third-party servers. One form of obtaining unauthorized access to a wallet occurs following a phishing attack where the attacker deceives the victim and manipulates them into sharing their private keys for their digital wallet or other sensitive information. Other similar attacks may also result in the loss of private keys and the inability to access, and effective loss of, the corresponding Crypto. See below section captioned “Risk Factors — Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings — We face risks relating to the custody of our bitcoin and other forms of Crypto, including the loss or destruction of private keys required to access our Crypto and cyberattacks or other data loss relating to our Crypto holdings.”

A “51% attack” may occur when a group of miners attain more than 50% of the network’s mining power, thereby enabling them to control the bitcoin network and protocol and manipulate the blockchain. A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can result in temporary delays in block creation and in the transfer of bitcoin. See below section captioned “Risk Factors — Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings — Bitcoin, Ethereum, Solana and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.”

Crypto Industry Participants

The primary Crypto industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions.

Miners. Miners range from Crypto enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine bitcoin blocks. See “Creation of New Bitcoin and Limits on Supply” above.

Investors and Traders. Crypto investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell Crypto or Crypto-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin ETPs on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were bitcoin futures contracts, this order represents the first time the SEC has approved the listing and trading of ETPs that acquire, hold and sell bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks and provide investors with another means of gaining economic exposure to bitcoin through traditional brokerage accounts.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of Crypto in exchange for fiat or other digital assets. Crypto can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on Crypto trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for Crypto also exist. The value of Crypto within the market is determined, in part, by the supply of and demand for each respective Cryptocurrency in the global Crypto market, market expectations for the adoption of bitcoin and other forms of Crypto as a store of value, the number of merchants that accept Crypto as a form of payment, and the volume of peer-to-peer transactions, among other factors. For a discussion of risks associated with digital asset exchanges, see “Risk Factors—Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings—Due to the currently unregulated nature and lack of transparency surrounding the operations of many Crypto trading venues, Crypto trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in Crypto trading venues and adversely affect the value of our bitcoin.”

Service providers. Service providers offer a multitude of services to other participants in the Crypto industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by Crypto collateral, and financial advisory services. If adoption of the Crypto network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Crypto network.

Other Digital Assets

As of the date of this prospectus, bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets such as Ethereum or Solana and many entities are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a peg to a reference price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of the date of this prospectus, two of the seven largest digital assets by market capitalization are bitcoin and Ethereum.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency (“CBDC”) project was made available to consumers in January 2022, and governments including the United States and the European Union have been discussing the potential creation of new CBDCs. For a discussion of risks relating to the emergence of other digital assets, see below section captioned “Risk Factors — Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings — The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations.”

Execution of Bitcoin Transactions

We have engaged Arca, a Delaware-registered investment adviser, to provide discretionary investment management services for our digital asset treasury account(s) pursuant to an investment management agreement with Arca. Under this arrangement, Arca manages our account in accordance with agreed investment guidelines, which currently involve a derivatives overlay strategy on a long bitcoin position, seeking to generate in-kind returns through the sale of call options and other structured option strategies. Arca has full investment discretion within the investment guidelines but does not act as custodian of our assets. We pay Arca a management fee and a performance fee as set forth in the investment management agreement, and these fees are paid directly from our account with Anchorage Digital. We have also engaged Anchorage Digital, a qualified custodian federally regulated by the Office of the Comptroller of the Currency (OCC), which executes transactions as instructed by Arca and provides account statements directly to us. Chartered by the OCC, Anchorage Digital follows FFIEC guidelines. In addition, we have engaged Anchorage Digital’s affiliate pursuant to which we can purchase bitcoin and other cryptocurrency directly, which will be held with Anchorage Digital. We pay Anchorage Digital and its affiliate customary custodian fees as set forth in the applicable custody and Crypto purchase agreements, and these fees are paid directly from our account with Anchorage Digital.

Custody of our Crypto

We hold our initial bitcoin holdings with Anchorage Digital, a regulated custodian that has a duty to safeguard our private keys, which are not commingled with its other clients. Anchorage Digital will receive bitcoin, or in the future, other forms of Crypto that they serve as a custodian for, for storage in our Account by generating Private Keys and their Public Key pairs, with Anchorage retaining custody of such Private Keys. Upon receipt, Anchorage Digital will custody the Digital Assets in our Company’s name in an Account established for the benefit of the Company and no other person. The Private Keys controlling the Digital Assets belonging to our Company may be accessed by Robert Ellin, our Chairman and Chief Executive Officer, Ryan Carhart, our Chief Financial Officer, and/or Tenia Muhammad, our Operations Manager, and shall be securely held by Anchorage Digital in offline cold storage at all times. Anchorage Digital shall be deemed to have received a Digital Asset after the Digital Asset’s receipt has been confirmed on the relevant blockchain, except for Digital Assets deemed to be spam or gas by Anchorage Digital and our Company. Digital Assets in our Account shall (i) be segregated at a unique blockchain address or addresses on the relevant Blockchain (e.g., in the case of bitcoin, the blockchain associated with the Bitcoin network) from the assets held by Anchorage Digital as principal and the assets of other customers of Anchorage Digital and any other person, (ii) not be treated as general assets of Anchorage, and Anchorage shall have no right, title or interest in such Digital Assets, (iii) Anchorage Digital serves as a fiduciary and custodian on our behalf, and the Digital Assets in our Account are considered fiduciary assets that remain our property at all times. Digital Assets shall be held in our Account in accordance with the terms of this Agreement and shall not be commingled with other customers’, Anchorage Digital’s, or any other person’s Digital Assets. Our Company’s Account(s) and all Digital Assets in the our Account shall be held by Anchorage Digital at all times. Anchorage Digital may also serve as liquidity providers. As we further execute on our strategy, we intend to include additional custodians.

Disruption Safeguards

“Hot” Backup: Multiple-Layer Resiliency for Efficient Incident Response. Multiple data centers across different geographic regions ensure continuity by enabling access to various power grids, reducing the risk of disruption from localized disasters. If databases go down in one region, they will immediately take over in alternative cloud regions. If service quality degrades, auto-scaling and auto-healing engages to ensure efficient service of client operations.

“Cold” Backup: Multiple HSMs. In the event of HSM failure, Anchorage Digital can service requests with other active HSMs and provide additional HSMs.

We carefully select our custodians after undertaking a due diligence process pursuant to which we evaluate, among other things, the quality of their security protocols, including the multifactor and other authentication procedures designed to safekeep our bitcoin that they may employ, as well as other security, regulatory, audit and governance standards. Our custodians are required to hold our bitcoin in trust for our benefit in segregated accounts which are not commingled with their assets or the assets of their affiliates or other clients. Should we enter into custodial agreements with additional custodians, such agreements may not prohibit such custodians from commingling our bitcoin with the digital assets of others. Our custodial agreement with Anchorage Digital provides that Anchorage Digital will store our bitcoin in offline, or “cold” storage, and “hot” wallets for backup, should an disruption incident occur or until it receives an instruction from us to effectuate a transfer of our Bitcoin into cold storage. Cold storage is designed to mitigate risks that a system may be susceptible to when connected to the internet, including the risks associated with unauthorized network access and cyberattacks.

Our custodians have access to the private key information associated with our bitcoin, or private keys, and they deploy security measures to secure our bitcoin holdings such as advanced encryption technologies, multi-factor identification, and a policy of storing our private keys in redundant, secure and geographically dispersed facilities. We never store, view or directly access our private keys. The operational procedures of our custodians are reviewed periodically by third-party advisors. All movement of our bitcoin by our custodians is coordinated, monitored and audited. Our custodians’ procedures to prove control over the digital assets they hold in custody are also examined by their auditors. Additionally, we periodically verify our bitcoin holdings by reconciling our custodial service ledgers to the public blockchain. Our custodial agreements are terminable by us at any time, for any or no reason, upon advance notice given to the custodian.

Lenders’ Security Interest

In May 2025, we and PodcastOne, our majority owned subsidiary, entered into a Securities Purchase Agreement (the “SPA”) with the Selling Stockholders, pursuant to which we sold to the Selling Stockholders our Original Issue Discount Senior Secured Convertible Debentures in an aggregate principal amount of $16,775,000 for an aggregate cash purchase price of $15,250,000. The debentures contain certain restrictive covenants, including the requirement for us to maintain a minimum cash amount at all times, and are secured by substantially all of our and our subsidiaries’ assets, including any Crypto purchased by us pursuant to our Crypto Treasury Reserve Strategy and/or Bitcoin Treasury Yield Strategy. In addition, in August 2023, we entered into a loan agreement with Capchase pursuant to which we borrowed $1.7 million to further develop and acquire certain podcasts acquired by PodcastOne and for general working capital. Such Capchase loan is subordinated to such debentures and is also secured by substantially all of our assets, including any Crypto purchased by us pursuant to our Crypto Treasury Reserve Strategy and/or Bitcoin Treasury Yield Strategy. If we do not comply with the provisions of the debentures and/or Capchase loan financing agreements, the holders of the Debentures and/or Capchase may terminate their obligations to us, accelerate our debt and/or require us to repay all outstanding amounts owed thereunder, and will each have the right to foreclose on any crypto assets held by us, including with our custodians and/or Arca. Additionally, any credit and security agreement that we may enter into in the future will likely contain similar covenants and will therefore be secured by substantially all of our and our subsidiaries’ assets, including any Crypto purchased by us pursuant to our Crypto Treasury Reserve Strategy and/or Bitcoin Treasury Yield Strategy. See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q.

Risk Mitigation Practices Related to Our Liquidity and Custodial Arrangements

We believe that our primary counterparty risk with respect to our Crypto holdings is performance obligations under our sole custody arrangements. We may, in the future, custody our Crypto with multiple custodians to diversify our potential risk exposure to any one custodian. Our custodial services contracts do not restrict our ability to reallocate our Crypto among our custodians or require us to hold a minimum amount of bitcoin with any particular custodian. Our Crypto holdings may be concentrated with a single custodian from time to time, particularly as we negotiate new arrangements or move our assets among our various service providers.

As regulated entities, our Crypto service providers have policies, procedures and controls designed to comply with the Bank Secrecy Act, as amended by the USA PATRIOT Act, the implementing regulations of the U.S. Treasury Department’s FinCEN, the Executive Orders and economic sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or OFAC, as well as state Anti-Money Laundering (“AML laws”). Pursuant to these policies, procedures and controls, our Crypto service providers use information systems developed in-house and by third-party vendors to conduct know your customer, identification verification, background checks and other due diligence on counterparties and customers, and on the affiliates, related persons and authorized representatives of their customers, and to screen these parties against published sanctions lists. These checks may, where appropriate, assess financial strength, reputation, trading capabilities and other risks that may be associated with a given customer or counterparty. Our Crypto service providers perform these checks and screenings during initial onboarding or in advance of a transaction, as applicable, and periodically thereafter, particularly when the sanctions lists that they monitor are updated. Our Crypto service providers also utilize systems that monitor and screen blockchain transactions and digital wallet addresses in their efforts to detect and report suspicious or unlawful activity.

Our due diligence process when selecting our Crypto service providers involves giving consideration to their reputation and security level, confirming their internal compliance with applicable laws and regulations and ensuring their undertakings of contractual obligations on compliance. With respect to our custodian(s), we also conduct due diligence reviews during the custodial relationship to monitor the safekeeping of our Crypto. As part of our process, we obtain and review our custodians’ services organization controls reports if available. We are also contractually entitled to review our custodians’ relevant internal controls through a variety of methods. We have in the past conducted, and expect to conduct in the future, supplemental due diligence when we believe it is warranted by market circumstances or otherwise. For example, we obtained supporting documentation to verify certain factual information, including documentation and analysis regarding financial solvency, exposure to troubled exchanges, regulatory compliance, security protocols and our ownership of our Crypto.

To the extent we are able to negotiate with our Crypto service providers based on our commercial relationship with them, we aim to negotiate specific contractual terms and conditions with our custodians that we believe will help establish, under existing law, that our property interest in the Crypto held by our custodians is not subject to the claims of the custodian’s creditors in the event the custodian enters bankruptcy, receivership or similar insolvency proceedings. Our current custodians, and intended future custodians, are U.S.-based and are subject to U.S. regulatory regimes intended to protect customers in the event that a custodian enters bankruptcy, receivership or similar insolvency proceedings. Our custodians are required to comply with the Bank Secrecy Act, as amended by the USA PATRIOT Act, the implementing regulations of the U.S. Treasury Department’s FinCEN, the Executive Orders and economic sanctions regulations administered by the OFAC, as well as state AML laws. However, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held Crypto were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Crypto and this may ultimately result in the loss of the value related to some or all of such Crypto. Even if we are able to prevent our Crypto from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our Crypto held by the affected custodian during the pendency of the insolvency proceedings. There can be no assurance that our property interest in the Crypto held by our custodians will not be subject to the claims of the custodian’s creditors in the event the custodian enters bankruptcy, receivership or similar insolvency proceedings. Additionally, the Crypto we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Regardless of efforts we have made to securely store and safeguard assets, there can be no assurance that our crypto assets will not be subject to loss or other misappropriation. Although our custodians carry insurance policies with policy limits up to $100 million to cover losses for commercial crimes such as asset theft and other covered losses, such policy limits would be shared among all of their affected customers and subject to various limitations and exclusions (such as if a loss arises due to our failure to protect our login credentials and devices). As such, the insurance that covers losses of our Crypto holdings may cover only a small fraction of the value of the entirety of our Crypto holdings, and there can be no guarantee that our custodians will maintain such insurance policies or that such policies will cover any or all of our losses with respect to our Crypto. For a discussion of risks relating to the custody of our Crypto, see “Risk Factors—Risks Related to Our Cryptocurrency Asset Treasury Strategy and Holdings — Our Crypto Assets Treasury Strategy exposes us to various risks associated with Crypto,” and “—Our Crypto treasury strategy exposes us to risk of non-performance by counterparties.”

Potential Advantages and Disadvantages of Holding Crypto

We believe that Crypto is an attractive asset because it can serve as a store of value, supported by a robust and public open-source architecture, that is untethered to sovereign monetary policy. We also believe that, due to its limited supply, bitcoin offers the potential to serve as a hedge against inflation in the long-term and, if its adoption increases, the opportunity for appreciation in value.

Crypto exists entirely in electronic form, as virtually irreversible public transaction ledger entries on the blockchain, and transactions in Crypto are recorded and authenticated not by a central repository, but by a decentralized peer-to-peer network. This decentralization mitigates the risks of certain threats common to centralized computer networks, such as denial-of-service attacks, and reduces the dependency of the Crypto network on any single system. For example, with respect to Bitcoin, the decentralization of user nodes and miners also mitigates the risk of a 51% attack, which would be very costly and difficult to execute with respect to bitcoin because the Bitcoin network is open source and widely distributed, and transactions on the blockchain require significant computing power to be validated. However, while the Crypto network as a whole is decentralized, the private keys used to access Crypto balances are not widely distributed and are susceptible to phishing and other attacks designed to obtain sensitive information or gain access to password-protected systems. Loss of such private keys can result in an inability to access, and effective loss of, the corresponding Crypto. Consequently, Crypto holdings are susceptible to all of the risks inherent in holding any electronic data, such as power failure, data corruption, security breach, communication failure and user error, among others. These risks, in turn, make Crypto substantially more susceptible to theft, destruction, or loss of value from hackers, corruption, viruses and other technology-specific factors as compared to conventional fiat currency or other conventional financial assets. See “Risk Factors — Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings — If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our Bitcoin or other forms of Crypto, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Bitcoin or other Crypto and our financial condition and results of operations could be materially adversely affected.”

In addition, generally a Crypto network relies on open-source developers to maintain and improve the such networks’ protocol. Accordingly, Crypto may be subject to protocol design changes, governance disputes such as “forked” protocols, competing protocols, and other open source-specific risks that do not affect conventional proprietary software. Unless and until a forked asset is deemed by our custodians to be an eligible asset, we may not immediately or ever have the ability to withdraw a forked asset.

We believe that in the context of the economic uncertainty precipitated by escalating geopolitical tensions and central banks having adopted inflationary measures at various times in recent history, as well as the breakdown of trust in and between political institutions and political parties in the United States and globally, Crypto represents an attractive store of value, and that opportunity for appreciation in the value of Crypto exists in the event that such factors lead to more widespread adoption of the use and acceptance of Crypto and the adoption of various forms of Crypto as a treasury reserve alternative by institutions.

Corporate Information

On August 2, 2017, our name changed from “Loton, Corp” to “LiveXLive Media, Inc.”, and we reincorporated from the State of Nevada to the State of Delaware, pursuant to the reincorporation merger of Loton, Corp (“Loton”), a Nevada corporation, with and into LiveXLive Media, Inc., a Delaware corporation and Loton’s wholly owned subsidiary, effected on the same date. As a result of such reincorporation merger, Loton ceased to exist as a separate entity, with LiveXLive Media, Inc. being the surviving entity. On October 6, 2021, our name changed from “LiveXLive, Media Inc.” to “LiveOne, Inc.” Our principal executive offices are located at 269 S. Beverly Drive, Suite #1450, Beverly Hills, 90212. Our main corporate website address is www.liveone.com. We make available on or through our website our periodic reports that we file with the SEC. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with or furnish it to the SEC. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Exchange Act.

Available Information

Our main corporate website address is www.liveone.com. Copies of our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on Form 8-K and our other reports and documents filed with or furnished to the SEC, and any amendments to the foregoing, will be provided without charge to any shareholder submitting a written request to the Secretary at our principal executive offices or by calling (310) 601-2505. All of our SEC filings are also available on our website at http://ir.liveone.com/ir-home as soon as reasonably practicable after having been electronically filed or furnished to the SEC. All of our SEC filings are also available at the SEC’s website at www.sec.gov.

We provide notifications of news or announcements regarding our financial performance, including SEC filings, investor events, and press and earnings releases on the investor relations section of our corporate website. Investors can receive notifications of new press releases and SEC filings by signing up for email alerts on our website. Further corporate governance information, including our board committee charters and code of ethics, is also available on our website at http://ir.liveone.com/ir-home. The information included on our website or social media accounts, or any of the websites of entities that we are affiliated with, is not incorporated by reference into this Annual Report or in any other report or document we file with the SEC, and any references to our website or social media accounts are intended to be inactive textual references only.

Background of the Offering

On May 19, 2025 (the “Effective Date”), we, and PodcastOne entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Stockholders pursuant to which (i) we sold to the Selling Stockholders our Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) in an aggregate principal amount of $16,775,000 for an aggregate cash purchase price of $15.25 million, and (ii) if certain conditions are satisfied as set forth in the Purchase Agreement, including at least one of the Conditions (as defined below), we may sell, at our option to the Selling Stockholders our additional Original Issue Discount Senior Secured Convertible Debentures in an aggregate principal amount of $11,000,000 on substantially the same terms as the Debentures, in a private placement transaction. The Debentures are convertible into shares of our common stock, $0.001 par value per share (the “common stock”), at the holder’s option at a conversion price of $2.10 per share, subject to certain customary adjustments such as stock splits, stock dividends and stock combinations. We may sell to the Selling Stockholders the Additional Debentures (as defined in the Purchase Agreement) if within 15 months of the Effective Date either of the following conditions have been satisfied during such 15-month period (the “Conditions”): (x) the VWAP (as defined in the Purchase Agreement) of the common stock has been equal to or greater than $4.20 per share (subject to certain customary adjustments such as stock splits, stock dividends and stock combinations) for 30 consecutive trading days, or (y) Free Cash Flow (as defined in the Purchase Agreement) has been equal to or greater to $3,000,000 for three consecutive fiscal quarters, and has increased in each of the foregoing quarters from the immediately preceding fiscal quarter.

The Debentures mature on May 19, 2028 and accrue interest at 11.75% per year. Commencing with the calendar month of August 2025 (subject to the following sentence), the holders of the Debentures will have the right, at their option, to require us to redeem an aggregate of up to $100,000 of the outstanding principal amount of the Debentures per month. For the month of August 2025, the holders may not submit a redemption notice for such a redemption prior to August 18, 2025. Commencing from November 18, 2025, May 18, 2026 and May 18, 2027, the holders of the Debentures will have the right, at their option, to require us to redeem an aggregate of up to $150,000, $250,000 and $300,000, respectively, of the outstanding principal amount of the Debentures per month. We will be required to promptly, but in any event no more than two trading days after a holder of the Debentures delivers a redemption notice to us, pay the applicable redemption amount in cash.

Subject to the satisfaction of certain conditions, including applicable prior notice to the holders of the Debentures, at any time after May 19, 2026, we may elect to prepay all, but not less than all, of the then outstanding Debentures for a prepayment amount equal to the outstanding principal balance of then outstanding Debentures plus all accrued and unpaid interest thereon, together with a prepayment premium equal to the following (the “Prepayment Premium”): (a) if the Debentures are prepaid after May 19, 2026, but on or prior to May 19, 2027, 5% of the entire outstanding principal balance of the outstanding Debentures (or the applicable portion thereof required to be prepaid by us); and (c) if the Debentures are prepaid on or after May 19, 2027, but prior to the maturity date of the Debentures, 4% of the entire outstanding principal balance of then outstanding Debentures (or the applicable portion thereof required to be prepaid by us). Subject to the satisfaction of certain conditions, we shall be required to prepay the entire outstanding principal amount of all of then outstanding Debentures in connection with a Change of Control Transaction (as defined in the Debentures) for a prepayment amount equal to the outstanding principal balance of then outstanding Debentures, plus all accrued and unpaid interest thereon, plus the applicable Prepayment Premium based on when such Change of Control Transaction occurs within the period set forth above applicable to such Prepayment Premium; provided, that (x) if a Change of Control Transaction occurs on or prior to May 19, 2026, plus 10% of the entire outstanding principal balance of then outstanding Debentures; (y) if the Specified Carve-Out Transaction (as defined in the Debentures) is consummated, we shall be required to prepay the Debentures, in an aggregate amount equal to the lower of the outstanding principal balance of then outstanding Debentures and $7,500,000, in each case, plus the applicable Prepayment Premium, and (z) if a Permitted Disposition (as defined in the Debentures) pursuant to clause (g) of the definition thereof is consummated, we shall be required to prepay the Debentures in an aggregate amount equal to the lower of the outstanding principal balance of then outstanding Debentures and 50% of the first $1,000,000 of net proceeds resulting from such Permitted Disposition up to $1,000,000 and 25% of such net proceeds in excess of $1,000,000, in each case, plus the applicable Prepayment Premium.

Our obligations under the Debentures can be accelerated upon the occurrence of certain customary events of default. In the event of default and acceleration of our obligations, we would be required to pay the applicable prepayment amount described above.

Our obligations under the Debentures have been guaranteed under a Subsidiary Guarantee, dated as of the Closing Date (the “Subsidiary Guarantee”), by certain of our wholly owned subsidiaries, including PodcastOne, Slacker, Inc. and LiveXLive, Corp. (collectively, the “Guarantors”). Our obligations under the Debentures and the Guarantors’ obligations under the Subsidiary Guarantee are secured under a Security Agreement (the “Security Agreement”) entered into on the Effective Date among our Company, the Guarantors, certain Purchasers and JGB Collateral, LLC (the “Agent”) as agent for the Purchasers (the “Security Agreement”), by a lien on all of our and the Guarantors’ assets, subject to certain exceptions.

On August 5, 2025, we amended certain defined terms contained in the Debentures to provide that we and/or our subsidiaries shall be permitted to purchase bitcoin, Solana or Ethereum up to an amount as agreed to by the parties from time to time in one or more transactions in accordance with the investment guidelines adopted by our Company from time to time and reasonably acceptable to the Selling Stockholders (the “Guidelines”), and that we may retain one or more investment managers to engage in our bitcoin yield strategy or other active management of any purchased permitted cryptocurrency in accordance with the Guidelines, in each case to further enable us to pursue our cryptocurrency assets treasury strategy. The terms of the Debentures and other transactions documents entered into in connection therewith remain unchanged. Pursuant to the Security Agreement entered into by the parties in connection with the issuance of the Debentures, the Selling Stockholders have a security interest in any purchased cryptocurrency.

We agreed to file a registration statement on Form S-3 (or such other form that we are then eligible for) (the “Registration Statement”) to register the resale of the shares of our common stock underlying the Initial Debentures within 60 days of the Effective Date (and within 30 days of the sale, if any, of the Additional Debentures) and to obtain effectiveness of the Registration Statement within 150 days following the Effective Date (and within 90 days of the sale, if any, of the Additional Debentures).

Accordingly, we are registering for resale the sale and offer of the shares of our common stock underlying the Initial Debentures to comply with such obligations to the Selling Stockholders.

THE OFFERING

We are registering for resale by the Selling Stockholders up to 7,988,095 shares of our common stock issuable upon the conversion of the Debentures (referred to in this prospectus as the “Shares”) as described below.

Securities being offered by the Selling Stockholders:	7,988,095 shares of our common stock, $0.001 par value per share

Common stock outstanding prior to offering:	115,413,332 shares(1)

Common stock outstanding after the offering:	123,401,427 shares(1)(2)

Terms of the offering:	Each Selling Stockholder will determine when and how it will sell the Securities offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds:	All the shares sold under this prospectus will be sold or otherwise disposed of for the account of the Selling Stockholders, or their pledgees, assignees or successors-in-interest. We will not receive any of the proceeds from the sale or other disposition of the Shares by the Selling Stockholders. See “Use of Proceeds” beginning on page 37 of this prospectus.

Market for Common Stock:	Our common stock is listed on The Nasdaq Capital Market under the symbol “LVO.”

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully consider all the information included or incorporated by reference in this prospectus prior to investing in our common stock. In particular, we urge you to carefully read the “Risk Factors” section beginning on page 17 of this prospectus and in the documents incorporated by reference in this prospectus.

(1)	The number of shares of common stock outstanding after this offering is based on 115,413,332 shares of our common stock issued and outstanding as of August 22, 2025, and excludes:

●	17,600,000 shares of our common stock pursuant to our 2016 Equity Incentive Plan (as amended, the “2016 Plan”), that are reserved for future issuance to our employees, directors and consultants, of which 2,631,830 shares of our common stock are underlying outstanding awards under the 2016 Plan as of August 22, 2025;

●	Approximately 3,755,274 shares of our common stock issuable in the event of conversion of our Series A Preferred Stock issued and outstanding (including accrued dividends) as of August 22, 2025; and

●	6,335,399 shares of our common stock issuable upon the exercise of our outstanding warrants as of August 22, 2025.

●	Unless otherwise indicated, all information in this prospectus assumes no exercise of any outstanding options or warrants to purchase our common stock and no vesting of RSUs.

(2)	This amount reflects up to 7,988,095 Shares issuable upon the conversion of the Debentures.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein, including any risk factors contained in our Annual Report on Form 10-K, filed with the SEC on July 15, 2025, our Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2025, and in our other reports filed with the SEC and in future reports that we will file periodically or any amendments or updates thereto. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to our Common Stock

A substantial number of shares of our common stock may be issued pursuant to the terms of the Series A Preferred Stock and/or Debentures. Conversion of our Series A Preferred Stock and/or Debentures will dilute the ownership interest of our existing stockholders or may otherwise depress the price of our common stock.

As of August 22, 2025, the shares of our Series A Preferred Stock are convertible into approximately 3.76 million shares of our common stock at a conversion price of $2.10 per share, and our outstanding Debentures are convertible into approximately 7.99 million shares of our common stock at a conversion price of $2.10 per share. The Series A Preferred Stock and/or Debentures likely will be converted only at times when it is economically beneficial for the holders to do so. The conversion of some or all of the shares of our Series A Preferred Stock and/or Debentures into shares of our common stock will dilute the ownership interests of our existing stockholders. In addition, any sales in the public market of the shares of our common stock issuable upon such conversion and/or any anticipated conversion of the Series A Preferred Stock and/or Debentures into shares of our common stock could adversely affect prevailing market prices of our common stock.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plan and any acquisition or financing agreement, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity and/or convertible securities, our stockholders may experience substantial dilution. We may sell or otherwise issue our common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell or issue our common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent issuances. These issuances may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. We may pay for future acquisitions with additional issuances of shares of our common stock as well, which would result in further dilution for existing stockholders.

Pursuant to our 2016 Equity Incentive Plan (as amended, the “2016 Plan”), there are 17,600,000 shares of our common stock reserved for future issuance to our employees, directors and consultants. If our board of directors elects to issue additional shares of our common stock, stock options, restricted stock units and/or other equity-based awards under the 2016 Plan, as amended, our stockholders may experience additional dilution, which could cause our stock price to fall.

The market price of our common stock may be highly volatile.

The trading price of our common stock may be volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	issuance of our equity or debt securities, or disclosure or announcements relating thereto;

●	the lack of a meaningful, consistent and liquid trading market for our common stock;

●	additional shares of our common stock being sold into the market by us or our stockholders or the anticipation of such sales;

●	our convertible debt securities being converted into equity or the anticipation of such conversion;

●	announcements by us or our competitors of significant events or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in operating performance and stock market valuations of companies in our industry;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	expiration of the lock-up period, as more fully discussed below;

●	lawsuits threatened or filed against us;

●	regulatory developments in the United States and foreign countries; and

●	other events or factors, including those resulting from the impact of war or incidents of terrorism, other epidemics, or responses to these events.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

We cannot guarantee that our stock repurchase program will be consummated fully or that it will enhance long-term shareholder value. Stock repurchases could also increase the volatility of the trading price of our stock and could diminish our cash reserves.

We have announced that our senior management and/or board of directors has authorized the repurchase up to approximately $12 million worth of shares of our outstanding common stock from time to time, subject to any applicable approvals and consents, which LiveOne fully expects to obtain. The timing, price, and quantity of purchases under the program will be at the discretion of our management and will depend upon a variety of factors including share price, general and business market conditions, compliance with applicable laws and regulations, corporate and regulatory requirements, and alternative uses of capital. The program may be expanded, suspended, or discontinued by our board of directors at any time. Although our board of directors has authorized this stock repurchase program, there is no guarantee as to the exact number of shares, if any, that will be repurchased by us, and we may discontinue purchases at any time that management determines additional purchases are not warranted. We cannot guarantee that the program will be consummated, fully or all, or that it will enhance long-term stockholder value. The program could affect the trading price of our common stock and increase volatility, and any announcement of a termination of this program may result in a decrease in the trading price of our common stock. In addition, this program could diminish our cash reserves.

Our Chairman and Chief Executive Officer and stockholders affiliated with him own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Mr. Ellin, our Chief Executive Officer and Chairman, and his affiliates beneficially owned approximately 19.2% of shares of our common stock issued and outstanding as of August 22, 2025 (not including Mr. Ellin’s options which have an exercise price substantially above the market price of our common stock as of the date of this Annual Report). Therefore, Mr. Ellin and stockholders affiliated with him may have the ability to influence us through their ownership positions. Mr. Ellin and these stockholders may be able to determine or significantly influence all matters requiring stockholder approval. For example, Mr. Ellin and these stockholders, acting together, may be able to control or significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may believe are in your best interest as one of our stockholders.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”), has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our shares of common stock will be influenced by the research and reports that securities or industry analysts publish about us. Securities and industry analysts currently provide publish limited research focused on our Company. If the current securities or industry analysts do not provide extensive coverage or commence coverage of our Company, the price and trading volume of our shares of common stock could be negatively impacted. If other securities or industry analysts initiate coverage and one or more of the analysts who cover us downgrade our shares of common stock or publish inaccurate or unfavorable research about our Company, the price of our shares of common stock would likely decline. Furthermore, if one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our shares of common stock could decrease, which might cause the price of our shares of common stock and trading volume to decline.

As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects

Because the market value of our common stock held by non-affiliates was less than $250 million as of the last business day of our fiscal quarter ended September 30, 2024, we continue to be a “smaller reporting company” as defined by the SEC’s revised rules. As a “smaller reporting company,” we (i) are able to provide simplified executive compensation disclosures in our filings, (ii) are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting, and (iii) have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in our annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects. We will remain a smaller reporting company if we have either (i) a public float of less than $250 million held by non-affiliates as of the last business day of the second quarter of our then current fiscal year or (ii) annual revenues of less than $100 million during such recently completed fiscal year with less than $700 million in public float as of the last business day of the second quarter of such fiscal year.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

Section 382 and 383 (“Section 382 and 383”) of the Internal Revenue Code of 1986, as amended (the “Code”), contains rules that limit the ability of a company that undergoes an ownership change to utilize its net operating losses (“NOLs”) and tax credits existing as of the date of such ownership change. Under the rules, such an ownership change is generally any change in ownership of more than 50% of a company’s stock within a rolling three-year period. The rules generally operate by focusing on changes in ownership among stockholders considered by the rules as owning, directly or indirectly, 5% or more of the stock of a company and any change in ownership arising from new issuances of stock by the company. As a result of these Section 382 and 383 limitations, any ownership changes as defined by Section 382 and 383 may limit the amount of NOL carryforwards that could be utilized annually to offset future taxable income.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Additionally, any credit and security agreement that we may enter into in the future will likely contain covenants that will restrict our ability to pay dividends. Any return to stockholders will therefore be limited to the appreciation of their stock.

The restrictive covenants contained in the Debentures could adversely affect our business plan, liquidity, financial condition, and results of operations.

The Debentures contain restrictive covenants, including maintenance of minimum free cash covenant. These covenants could have important consequences on our business. In particular, they could:

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flow from operations to maintain on deposit in one or more accounts of our bank accounts an aggregate required amount equal to the Cash Minimum (as defined in the Debentures), unless otherwise permitted by the written consent of the holders of the Debentures; and

●	potentially place us at a competitive disadvantage compared to our competitors that have lower fixed costs.

In addition, we are required to redeem the Debentures monthly in cash and may not do so in shares of our common stock. The debt service requirements of our other outstanding indebtedness, as well as any other indebtedness or preferred stock we incur or issue in the future, and the restrictive covenants contained in the governing documents for such indebtedness or preferred stock, could intensify these risks. As a result of us being required to redeem the Debentures in cash, we may seek to refinance the remaining balance, by either refinancing with the holders of the Debentures, by raising sufficient funds through a sale of equity or debt securities or by obtaining a credit facility. No assurances can be given that we will be successful in making the required payments under the Debentures, or in refinancing our obligations on favorable terms, or at all. Should we determine to refinance, it could be dilutive to stockholders.

Provisions in our Certificate of Incorporation and Bylaws and provisions under Delaware law could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, and may prevent or frustrate attempts by our stockholders to replace or remove our current management.

Some provisions of our charter documents may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management. These provisions include: authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval; and establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits publicly held Delaware corporation from engaging in a business combination with an interested stockholder (generally, any entity, person or group beneficially owning 15% or more of the outstanding voting stock of the company) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders.

Risks Related to the Offering

A substantial number of shares of our common stock may be issued pursuant to the terms of the Debentures, which could cause the price of our common stock to decline.

The Debentures are immediately convertible into shares of our common stock at a conversion price of $2.10 per share, for an aggregate of 7,988,095 shares of common stock, or approximately 6.5% of our issued and outstanding common stock as of August 22, 2025 (without taking into account the limitations on the conversion of the Debentures as described elsewhere in this prospectus). The Debentures likely will be converted only at times when it is economically beneficially for the holder to do so. The issuance of shares of our common stock underlying the Debentures will dilute our other equity holders, which could cause the price of our common stock to decline.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock and penny stock trading, and we may need to seek to effect a reverse stock split of our common stock to avoid delisting.

In March 2025, we received a notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”), regarding the fact that the market price of our common stock was below the $1.00 minimum bid price requirement for continued listing (the “Bid Price Rule”). There can be no assurance that we will be able to correct the Bid Price Rule deficiency, or that we will be able to continue to meet all of the other criteria necessary for Nasdaq to allow us to remain listed. In November 2024, we also received a notification letter from the Listing Qualifications Department of Nasdaq confirming that we have a cure period until the earlier of (i) October 4, 2025 and (ii) our next annual meeting of stockholders (which is currently scheduled for September 8, 2025), to fill the vacancy created by the resignation of the former third member of our Audit Committee, which occurred on October 4, 2024, in order to comply with the audit committee requirements set forth in Nasdaq Listing Rule 5605. To fill the vacancy created by such resignation, we anticipate that one or more existing independent members of our board of directors will be appointed to our Audit Committee and/or the Nominating and Corporate Governance Committee. We are also conducting a search to find a well-qualified candidate to serve on our board of directors and/or such committees that has the applicable experience and the necessary qualifications, skills and perspective. If we fail to satisfy the applicable continued listing requirement and continue to be in non-compliance after notice and the applicable grace period ends (which is six months in the case of the Bid Price Rule, subject to an additional six-month extension), Nasdaq may commence delisting procedures against our Company (during which we may have additional time of up to six months to appeal and correct our non-compliance). At that time, we may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if we do appeal the delisting determination by Nasdaq to the panel, that such appeal would be successful. In order to regain compliance with the Bid Price Rule we may need to seek to effect a reverse stock split of our common stock prior to September 24, 2025, subject to up to a 180-day extension, if granted to us by Nasdaq. We are seeking shareholder approval at our 2025 Annual Meeting of stockholders to allow our board of directors to implement a reverse stock split at a ratio to be determined in the discretion of our board of directors within a range of no less than one-for-three through one-for-ten (without reducing the authorized number of shares of common stock) (the “Reverse Split”). There can be no assurance we will be able to obtain stockholder approval for the Reverse Split. We may be unable to complete a Reverse Split, and even if we do, we may still be unable to meet the minimum bid price requirement, and we may be unable to meet other applicable Nasdaq listing requirements, including maintaining minimum levels of shareholders’ equity or market values of our common stock. We will continue to actively monitor the closing bid price of our common stock and will evaluate available options to resolve the deficiency and regain compliance with the Bid Price Rule. There can be no assurance that we will be able to regain compliance with the Bid Price Rule and thereby to maintain the listing of its common stock on The Nasdaq Capital Market.

If our common stock is ultimately delisted from Nasdaq, our common stock would likely then trade only in the over-the-counter market and the market liquidity of our common stock could be adversely affected and their market price could decrease. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

In addition to the foregoing, if our common stock is ultimately delisted from Nasdaq and they trade on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our common stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our common stock is ultimately delisted from Nasdaq and then trade on the over-the-counter market at a price of less than $5.00 per share, our common stock would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

There is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has issued an opinion on our audited financial statements incorporated by reference in this prospectus that contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern because we have experienced recurring losses, negative cash flows from operations, and limited capital resources. These events and conditions indicate that a material uncertainty exists that may cast significant doubt on our ability to continue as a going concern. The perception that we may not be able to continue as a going concern may have a material adverse effect on our share price and our ability to raise new capital (whether it is through the issuance of equity or debt securities or otherwise), enter into critical contractual relations with third parties and otherwise execute our business objectives. Until we can generate significant profit from operations and positive cash flow from operations, we expect to satisfy our future cash needs through debt and/or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to continue as a going concern, we may have to curtail some or all of our ongoing operations and/or liquidate some or all of our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

Dilution from further financings.

Future sales and issuances of our common stock, common stock equivalents and/or rights to purchase common stock, including pursuant to our equity incentive plans or our at-the-market sales agreement with Roth Capital Partners, LLC, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall. Additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Persons who were our stockholders prior to our initial public offering continue to hold a substantial number of shares of our common stock that many of them are now able to sell in the public market. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

Pursuant to the 2016 Plan, there are 17,600,000 shares of our common stock reserved for issuance to our employees, directors and consultants, of which 2,631,830 shares of our common stock are underlying outstanding awards under the 2016 Plan as of August 22, 2025. If our board of directors elects to issue stock, stock options and/or other equity-based awards under the 2016 Plan, our stockholders may experience additional dilution, which could cause our stock price to fall.

The market price of our common stock may be highly volatile, you may not be able to resell your shares at or above the public offering price and you could lose all or part of your investment.

The trading price of our common stock may be volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	issuance of our equity or debt securities, or disclosure or announcements relating thereto;

●	the lack of a meaningful, consistent and liquid trading market for our common stock;

●	additional shares of our common stock being sold into the market by us or our stockholders or the anticipation of such sales;

●	our convertible debt securities being converted into equity or the anticipation of such conversion;

●	announcements by us or our competitors of significant events or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in operating performance and stock market valuations of companies in our industry;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us;

●	regulatory developments in the United States and foreign countries; and

●	other events or factors, including those resulting from the impact of COVID-19 pandemic, war or incidents of terrorism, or responses to these events.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Our Chairman and Chief Executive Officer and stockholders affiliated with him own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Mr. Ellin, our Chief Executive Officer and Chairman, and his affiliates beneficially owned approximately 19.2% of shares of our common stock issued and outstanding as of August 22, 2025 (not including Mr. Ellin’s restricted stock units the settlement of which has been deferred and options which have an exercise price substantially above the market price of our common stock as of such date). Therefore, Mr. Ellin and stockholders affiliated with him may have the ability to influence us through their ownership positions. Mr. Ellin and these stockholders may be able to determine or significantly influence all matters requiring stockholder approval. For example, Mr. Ellin and these stockholders, acting together, may be able to control or significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may believe are in your best interest as one of our stockholders.

Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings

Our Crypto Assets Treasury Strategy exposes us to various risks associated with cryptocurrencies.

Bitcoin and other forms of Crypto are highly volatile assets. In the 24 months preceding the filing date of this prospectus, Bitcoin has traded below $30,000 per Bitcoin and above $120,000; Ethereum has traded below $2,600 and above $4,800 per Ethereum, and Solana has traded below $100 and above $290 per Solana, respectively on Coinbase. The trading price of Bitcoin and other Crypto has significantly decreased during prior periods, and such declines may occur again in the future. Notwithstanding this volatility, we do not currently intend to hedge our Crypto holdings and have not adopted a hedging strategy with respect to our Crypto. However, we may from time to time engage in hedging strategies as part of our treasury management operations if deemed appropriate.

Crypto does not pay interest or dividends. Crypto does not pay interest or other returns and we can only generate cash from our Crypto holdings if we sell our Crypto or implement strategies to create income streams or otherwise generate cash by using our Crypto holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our Crypto holdings, and any such strategies may subject us to additional risks.

Our Crypto holdings may significantly impact our financial results and the market price of our common stock. Our crypto holdings may significantly affect our financial results and if we continue to increase our overall holdings of crypto in the future, they will have an even greater impact on our financial results and the market price of our common stock. See “— Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our crypto holdings” below.

Our Crypto Assets Treasury Strategy has not been tested over an extended period of time or under different market conditions. We only recently adopted our Crypto Assets Treasury Strategy and will need to continually examine the risks and rewards of this new strategy. This new strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe Bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our bitcoin treasury strategy or actions we undertake to implement it. If Crypto prices were to decrease or our Crypto Assets Treasury Strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our common stock could be materially adversely affected.

We are subject to counterparty risks, including in particular risks relating to our custodians. Although we have implemented various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the Crypto we own in custody accounts at U.S.-based, institutional-grade custodians and attempting to negotiated contractual arrangements intended to establish that our property interest in custodially-held bitcoin may not be subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held Crypto was nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Crypto and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our Crypto from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our common stock. There can be no assurance that our property interest in the Crypto held by our custodians will not be subject to the claims of the custodian’s creditors in the event the custodian enters bankruptcy, receivership or similar insolvency proceedings. Additionally, the Crypto we hold with our custodians and transact with our trade execution partners is not guaranteed by Anchorage Digital Bank National Association and does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of Crypto.

A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our Crypto, they have, in the short-term, likely negatively impacted the adoption rate and use of Crypto. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of Crypto, limit the availability to us of financing collateralized by Crypto, or create or expose additional counterparty risks.

Changes in our ownership of Crypto could have accounting, regulatory and other impacts. While we currently own Bitcoin or may own other forms of Crypto directly, we may investigate other potential approaches to owning Crypto, including indirect ownership (for example, through ownership interests in a fund that owns bitcoin or other forms of Crypto). If we were to own all or a portion of our Crypto in a different manner, the accounting treatment for our Crypto, our ability to use our Crypto as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change. For example, the volatile nature of Crypto may force us to liquidate our holdings to use it as collateral, which could be negatively effected by any disruptions in the Crypto market, and if liquidated, the value of the collateral would not reflect potential gains in market value of Crypto, all of which could negatively affect our business and implementation of our Crypto strategy.

Changes in the accounting treatment of our Crypto holdings could have significant accounting impacts, including increasing the volatility of our results. In December 2023, the FASB issued ASU 2023-08, which we intend on adopting, and which requires us to measure in-scope crypto assets (including our Crypto holdings) at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period. ASU 2023-08 requires us to provide certain interim and annual disclosures with respect to our bitcoin holdings. Due in particular to the volatility in the price of bitcoin, we expect the adoption of ASU 2023-08 to have a material impact on our financial results in future periods, increase the volatility of our financial results, and affect the carrying value of our bitcoin on our balance sheet, and could have adverse tax consequences, which in turn could have a material adverse effect on our financial results and the market price of our common stock.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

We may use our cash and cash equivalents to purchase cryptocurrencies, the price of which has been, and will likely continue to be, highly volatile.

Bitcoin, Ethereum, Solana and other Crypto are highly volatile assets, and fluctuations in the price of such Crypto are likely to influence our financial results and the market price of our common stock. Our financial results and the market price of our common stock would be adversely affected, and our business and financial condition would be negatively impacted, if the price of bitcoin decreased substantially, including as a result of:

●	decreased user and investor confidence in Crypto, including due to the various factors described herein;

●	investment and trading activities such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors, or of the U.S. or state governments, (ii) actual or expected significant dispositions of Crypto by large holders, and (iii) actual or perceived manipulation of the spot or derivative markets for Crypto or spot Crypto ETPs;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, bitcoin or the broader digital assets industry, for example, (i) public perception that Crypto can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the Crypto ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of Crypto and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of Crypto;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed or held in large amounts by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of Crypto or adversely affect investor confidence in digital assets generally;

●	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of substantial amounts of bitcoin from bitcoin wallets attributed to Mr. Nakamoto or other “whales” that hold significant amounts of bitcoin;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the recent SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance Holdings Ltd. from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate bitcoin transactions, or increases in the costs associated with bitcoin mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the bitcoin network;

●	transaction congestion and fees associated with processing transactions on the Bitcoin, Ethereum, Solana or other networks;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, the adverse impact attributable to the economic and political instability caused by the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the potential broadening of the Israel-Hamas war to other countries in the Middle East, as well as expectations regarding changes to the regulatory environment, including for the U.S. digital asset industry.

Bitcoin, Ethereum, Solana and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin, Ethereum, Solana and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch and SEC, among others in the United States and abroad, have been active in recent years, and laws including the European Union’s Markets in Crypto Assets Regulation and the U.K.’s Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a Crypto Assets Treasury Strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of Bitcoin in particular, may also impact the price of Crypto and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of Crypto may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to Crypto, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for Crypto as a means of payment, and the availability and popularity of alternatives to Bitcoin, Ethereum and Solana. Even if growth in Crypto adoption occurs in the near or medium-term, there is no assurance that Crypto usage will continue to grow over the long-term.

Because Crypto has no physical existence beyond the record of transactions on the appliable blockchain, a variety of technical factors related to the applicable blockchain could also impact the price of such Crypto. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the applicable Crypto blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of such blockchain and negatively affect the price of such Crypto. The liquidity of Crypto may also be reduced and damage to the public perception of Crypto may occur, if financial institutions were to deny or limit banking services to businesses that hold Crypto, provide Crypto -related services or accept Crypto as payment, which could also decrease the price of Crypto. Similarly, the open-source nature of the Bitcoin, Ethereum and Solana blockchains means the contributors and developers of such blockchains are generally not directly compensated for their contributions in maintaining and developing the blockchains, and any failure to properly monitor and upgrade such blockchains could adversely affect such blockchains and negatively affect the price of such Crypto.

Recent actions by U.S. banking regulators have reduced the ability of Crypto-related services providers to gain access to banking services and liquidity of Crypto may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

In addition, while the current administration has expressed support regarding the development and use of digital assets as the industry has anticipated, the specific regulatory frameworks are still to be developed. Expectations around U.S. digital asset policy, including potential sentiments that the U.S. government is not moving quickly enough or not meeting policy expectations, may adversely affect the price of Crypto.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of Crypto.

The price of bitcoin and other forms of Crypto has historically been subject to dramatic price fluctuations and is highly volatile. We determine the fair value of our bitcoin based on quoted (unadjusted) prices on the Coinbase exchange, and upon our adoption of ASU 2023-08, we would be required to measure our bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period, which may create significant volatility in our reported earnings and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on the market price of our common stock. Conversely, any sale of Crypto at prices above our carrying value for such assets creates a gain for financial reporting purposes even if we would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in our reported earnings.

Due in particular to the volatility in the price of Crypto, we expect our early adoption of ASU 2023-08 to increase the volatility of our financial results and it could significantly affect the carrying value of our bitcoin or other forms of Crypto on our balance sheet.

Because we intend to increase our overall holdings of bitcoin and/or purchase additional Crypto in future periods, we expect that the proportion of our total assets represented by our Crypto holdings will increase in the future. As a result, for all future periods, volatility in our earnings may be significantly more than what we experienced in prior periods.

Our crypto assets treasury strategy subjects us to enhanced regulatory oversight.

As noted elsewhere in these Risk Factors, several spot bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at NAV. Even though we are not, and do not function in the manner of, a spot bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our Crypto through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our Crypto from bad actors that have used Crypto to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in Crypto by us may be restricted or prohibited.

We may consider issuing debt or other financial instruments that may be collateralized by our Crypto holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our Crypto holdings. These types of bitcoin-related transactions are the subject of enhanced regulatory oversight. These and any other bitcoin-related transactions we may enter into, beyond simply acquiring and holding Crypto, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX Trading, one of the world’s largest cryptocurrency exchanges, in November 2022. U.S. and foreign regulators have also increased enforcement activity thereafter, and regulatory requirements continue to evolve in response to FTX Trading’s collapse as well as changes in government policies regarding cryptocurrencies. Changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting Crypto, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in Crypto.

In addition, private actors that are wary of Crypto or the regulatory concerns associated with Crypto may in the future take further actions that may have an adverse effect on our business or the market price of our common stock.

Due to the currently unregulated nature and lack of transparency surrounding the operations of many Crypto trading venues, Crypto trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in Crypto trading venues and adversely affect the value of our Crypto.

Crypto trading venues are relatively new and, in many cases, currently unregulated. Even if regulated, such venues may not be complying with such regulations. Furthermore, there are many Crypto trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in Crypto trading venues, including prominent exchanges that handle a significant volume of Crypto trading and/or are subject to regulatory oversight, in the event one or more Crypto trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on currently unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 2023, complaint that Binance Holdings Ltd. committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived false trading in the bitcoin or other Crypto markets, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our Crypto. Negative perception, a lack of stability in the broader Crypto markets and the closure, temporary shutdown or operational disruption of Crypto trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the Crypto ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader digital assets ecosystem and greater volatility in the price of Crypto. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX Trading, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Kraken, another large trading venue for digital assets. As the price of our common stock is affected by the value of our bitcoin and/or Crypto holdings, the failure of a major participant in the Crypto ecosystem could have a material adverse effect on the market price of our common stock.

The concentration of our bitcoin holdings enhances the risks inherent in our Crypto Assets Treasury Strategy.

As of the date of this prospectus, we held an aggregate 16.6636 bitcoins, which we acquired for $2 million, inclusive of fees and expenses, and we intend to increase our overall holdings of bitcoin and/or purchase additional Crypto in the future. The concentration of our bitcoin holdings limits the risk mitigation that we could take advantage of by purchasing a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our bitcoin acquisition strategy. Any future significant declines in the price of bitcoin would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations.

As a result of our Crypto Assets Treasury Strategy, the majority of our cash is now concentrated in our bitcoin holdings. Accordingly, the emergence or growth of digital assets other than bitcoin may have a material adverse effect on our financial condition. While bitcoin is the largest digital asset by market capitalization as of the date of this prospectus, there are numerous alternative digital assets and many entities, including the U.S. government, consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to bitcoin.

Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of the date of this prospectus, two of the ten largest digital assets by market capitalization are U.S. dollar-backed stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the European Union and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our financial condition, and operating results.

Our Crypto holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the Crypto markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin or Crypto at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin or other Crypto holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, Crypto we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our Crypto or otherwise generate funds using our Crypto holdings, including in particular during times of market instability or when the price of Crypto has declined significantly. If we are unable to sell our Crypto, enter into additional capital raising transactions using Crypto as collateral, or otherwise generate funds using our Crypto holdings, or if we are forced to sell our Crypto at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin or other forms of Crypto, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin or other Crypto and our financial condition and results of operations could be materially adversely affected.

All of the bitcoin we own is held in custody accounts at Anchorage Digital, regulated by the Office of the Comptroller of the Currency. Security breaches and cyberattacks are of particular concern with respect to our bitcoin and other forms of Crypto we intend on holding in the future. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our bitcoin or Crypto in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin or Crypto;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the Crypto network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Crypto, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

We face risks relating to the custody of our bitcoin and other forms of Crypto, including the loss or destruction of private keys required to access our Crypto and cyberattacks or other data loss relating to our Crypto holdings.

We currently hold our bitcoin with Anchorage Digital, a regulated custodian that has a duty to safeguard our private keys, which may include holdings of other forms of Crypto in the future. Our keys are generated and processed on hardware security modules (HSMs), strengthened with custom logic. Transactions are only processed upon joint approval by our Company and Anchorage Digital. There is no manual access to keys, as asset keys are generated and managed inside our HSMs for their entire lifetimes and never leave the HSM unencrypted. Our custodial services contracts do not restrict our ability to reallocate our bitcoin among our custodians, and our bitcoin holdings may be concentrated with a single custodian from time to time. In light of the significant amount of bitcoin we hold and other forms of Crypto when we anticipate holding, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Crypto as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Crypto, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our bitcoin or other forms of Crypto, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. In addition, holding our bitcoin or other forms of Crypto with regulated custodians could affect the availability of receiving digital assets that may result from “forks” of the bitcoin blockchain if our custodians are unable to support or otherwise provide us with such digital assets, thereby reducing the amount of digital assets we may hold as a result. While our custodians carry insurance policies to cover losses for commercial crimes, cyber and cold storage, the policy limits vary per provider and would be shared among all of their customers, and subject to various limitations and exclusions (such as if a loss arises due to our failure to protect our login credentials and devices). The insurance that covers losses of our Crypto holdings may cover only a small fraction of the value of the entirety of our Crypto holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Crypto. Moreover, our use of custodians exposes us to the risk that the bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Crypto.

Bitcoin and other forms of Crypto is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Crypto is held. While the Crypto blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Crypto held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Crypto and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

We may be subject to regulatory developments related to cryptocurrency assets and crypto cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin, Ethereum, Solana and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For examples, see “Bitcoin, Ethereum, Solana and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” elsewhere in these Risk Factors.

If bitcoin, Ethereum, Solana and/or other cryptocurrency are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin, Ethereum, Solana and/or other cryptocurrency and in turn adversely affect the market price of our common stock. See “Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the 1940 Act, and could adversely affect the market price of Crypto and the market price of our common stock” elsewhere in these Risk Factors. Moreover, the risks of us engaging in a cryptocurrency assets treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Our Crypto Assets Treasury Strategy exposes us to risk of non-performance by counterparties.

Our Crypto Assets Treasury Strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of bitcoin, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our bitcoin and other forms of Crypto are custodian performance obligations under the various custody arrangements we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not adversely impacted our bitcoin or our intent to hold other forms of Crypto (which was only recently acquired), legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held Crypto will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our Crypto holdings, we would become subject to additional counterparty risks. Although no such strategies are contemplated at this time, we will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could effect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our Crypto, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our custodially-held Crypto may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

If our custodially-held Crypto are considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Crypto and this may ultimately result in the loss of the value related to some or all of such Crypto. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our Crypto, nor have such events adversely impacted our access to our Crypto, they have, in the short-term, likely negatively impacted the adoption rate and use of Crypto. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of Crypto, limit the availability to us of financing collateralized by Crypto, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Crypto. Even if we are able to prevent our Crypto from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our Crypto held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our common stock.

Holders of our Debentures and Capchase, our lender, may foreclose on any crypto assets pursuant to the terms of the applicable debt agreements.

In May 2025, we and PodcastOne, our majority owned subsidiary, entered into the SPA with the Selling Stockholders, pursuant to which we sold to the Selling Stockholders the Initial Debentures. The Initial Debentures are secured by substantially all of our and our subsidiaries’ assets, including any cryptocurrency purchased by us pursuant to our Crypto Assets Treasury Strategy. In addition, in August 2023, we entered into a loan agreement with Capchase pursuant to which we borrowed $1.7 million to further develop and acquire certain podcasts acquired by PodcastOne and for general working capital. Such Capchase loan is subordinated to the Initial Debentures and is also secured by substantially all of our assets, including any cryptocurrency purchased by us pursuant to our Crypto Assets Treasury Strategy. If we do not comply with the provisions of the Initial Debentures and/or Capchase loan debt agreements, the holders of the Debentures and/or Capchase may terminate their obligations to us, accelerate our debt and/or require us to repay all outstanding amounts owed thereunder, and will each have the right to foreclose on any crypto assets held by us, including with our custodians and/or Arca. Additionally, any credit and security agreement that we may enter into in the future will likely contain similar covenants and will therefore be secured by substantially all of our and our subsidiaries’ assets, including any crypto currency purchased by us pursuant to our Crypto Assets Treasury Strategy. See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q.

A temporary or permanent blockchain “fork” to bitcoin or other crypto assets could adversely affect our business.

Blockchain protocols, including bitcoin, are open source. Any user can download the software, modify it, and then propose that bitcoin or other blockchain protocols users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the bitcoin or other blockchain protocol networks, as applicable, remain uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork”, i.e., “split” of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the bitcoin or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s crypto asset lacking interchangeability. A “hard fork” – where there is disagreement among the users about the rules of the network – can have a significant negative impact on value of the crypto asset.

The bitcoin has been subject to “forks” that resulted in the creation of new networks, including bitcoin cash ABC, bitcoin cash SV, bitcoin diamond, bitcoin gold and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked crypto assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked crypto assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked crypto assets, and which results in further confusion to customers as to the nature of assets they hold on platforms, and which can negatively impact the value of the crypto assets. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of bitcoin, or any of their forked alternatives.

Furthermore, hard forks can lead to new security concerns. For instance, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some crypto asset platforms. Similar replay attacks occurred in connection with the bitcoin cash and bitcoin cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making crypto assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

We intend to recognize forked and airdropped assets consistent with our custodians. We may not immediately or ever have the ability to withdraw a forked or airdropped bitcoin by virtue of bitcoins that we hold with our custodians. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our assets.

We may not be able to successfully implement our Crypto Assets Treasury Strategy, and our efforts in this area may not achieve the intended results.

We have recently announced a new strategic initiative to launch our Crypto Assets Treasury Strategy. As part of this strategy, we have purchased our initial bitcoin holdings as part of our plan to build a robust cryptocurrency treasury as a core pillar of initiative. While we believe this strategic move may provide substantial future growth and other opportunities to our Company, this initiative is at an early stage and the cryptocurrency assets treasury strategy is still nascent, unproven and rapidly evolving. There is no assurance that we will be able to successfully implement our plans or generate meaningful revenues, profits or capital or assets appreciation from this strategy. The success of our strategy depends on a number of factors, many of which are outside of our control, including the long-term viability of bitcoin and other digital assets, their adoption, usage and price appreciation, competition from other companies who have adopted a similar strategy, technological and regulatory developments, ability to acquire meaning cryptocurrency assets and our ability to acquire the necessary technical and financial expertise.

We have also engaged Arca to provide discretionary investment management services for our digital asset treasury account(s) pursuant to an investment management agreement. Under this arrangement, Arca manages our account in accordance with agreed investment guidelines, which currently involve a derivatives overlay strategy on a long bitcoin or ether position, seeking to generate in-kind returns through the sale of call options and other structured option strategies. Arca has full investment discretion within the investment guidelines but does not act as custodian of our assets. Our digital assets are held by Anchorage Digital, a qualified custodian, which executes transactions as instructed by Arca and provides account statements directly to us. We pay Arca a management fee and a performance fee as set forth in the investment management agreement, and these fees are paid directly from our account with the custodian. This arrangement subjects us to a number of risks, including those related to the volatility of digital assets and derivatives, the performance of Arca’s investment strategy, the concentration of our holdings in bitcoin or ether, the acts, omissions, financial condition, or operational failures of the custodian or other counterparties, potential liquidity constraints, and operational and cybersecurity risks. In addition, our ability to continue executing this strategy may be adversely affected if our agreement with Arca or our custodial relationship with Anchorage Digital is terminated or otherwise disrupted.

Currently we have limited experience with the cryptocurrency assets treasury strategy, and there can be no assurance that our strategic initiative will be successful or that we will be able to achieve our strategic objectives in this area in a timely manner or at all. If we are unable to successfully execute our strategy or if the digital assets market fails to grow as expected, our business, results of operations or financial condition could be materially and adversely affected.

Bitcoin, Ethereum, Solana and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin, Ethereum, Solana and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin, Ethereum or Solana.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin, Ethereum, Solana or other forms of Crypto or the ability of individuals or institutions such as us to own or transfer Crypto. For example, the U.S. executive branch, SEC, the European Union’s Markets in Crypto Assets Regulation, among others have been active in recent years, and in the U.K., the Financial Services and Markets Act 2023, or FSMA 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, Commodity Futures Trading Commission (“CFTC”), or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin, Crypto we intend to own, and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a crypto reserve treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin, Ethereum, Solana or other forms of Crypto and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin usage occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because Crypto has no physical existence beyond the record of transactions on its respective blockchain, a variety of technical factors related to the blockchain could also impact the price of Crypto. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the blockchain and negatively affect the price of Crypto. The liquidity of Crypto may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold Crypto, provide Crypto-related services or accept Crypto as payment, which could also decrease the price of Crypto. Similarly, the open-source nature of the blockchain means the contributors and developers of the blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the blockchain could adversely affect the blockchain and negatively affect the price of Crypto.

The liquidity of Crypto may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for Crypto and other digital assets.

Disruptions in the crypto asset markets, including the bitcoin market, could materially and adversely affect the value of the digital assets we hold or intend to hold.

The value of our digital assets, including bitcoin, is subject to significant volatility due to a variety of factors, many of which are beyond our control. The crypto asset markets have historically experienced, and may in the future experience, extreme price fluctuations, periods of illiquidity, adverse rulings by market manipulation, security breaches, fraud, business failures, and significant declines in trading volume. Events such as the failure of major market participants, the collapse of trading venues or custodians, changes in market structure, hacks or other cybersecurity incidents, loss of confidence among market participants, regulatory investigations, or the imposition of restrictive legal or regulatory requirements in the United States or other jurisdictions could disrupt the functioning of the markets for bitcoin and other crypto assets. Any such disruption could reduce liquidity in such digital assets and result in sudden and significant declines in market value. Because our strategy involves holding bitcoin or other digital assets directly, as well as entering into derivatives or other transactions linked to their value, any sustained disruption or deterioration in these markets could have a material adverse effect on the value of our holdings, the price of our common stock, our results of operations, and our financial condition.

Regulatory change reclassifying bitcoin or other forms of Crypto as a security could lead to our classification as an “investment company” under the 1940 Act, and could adversely affect the market price of bitcoin or other forms of Crypto and the market price of our common stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoin exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoin that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoin that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoin at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

See “Selling Stockholders” and “Plan of Distribution” described below.

BACKGROUND OF THE OFFERING

See “Selling Stockholders ⸺ Material Transactions with the Selling Stockholders” described below.

SELLING STOCKHOLDERS

The shares of our common stock being offered by the Selling Stockholders are issuable upon conversion of the Debentures. For additional information regarding the issuance of the Debentures, see “⸺ Material Transactions with the Selling Stockholders” descried below. We are registering the shares of our common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

As used in this prospectus, the term “Selling Stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a subsequent amendment or supplement to this prospectus, and their donees, pledgees, assignees, transferees, distributees or other successors-in-interest that receive any Securities in any non-sale transfer after the date of this prospectus. None of the Selling Stockholders or any persons having control over such Selling Stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years except as described below.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of our common stock by each of the Selling Stockholders.

The second column lists the number of shares of our common stock beneficially owned by each Selling Stockholder ownership before this offering (including shares of our common stock or any other securities of our Company which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities), based on its ownership of the Securities, as of August 22, 2025, assuming conversion of the Debentures held by the Selling Stockholders on that date, without regard to any limitations on conversions. Under the terms of the Debentures, a selling stockholder may not convert the Debentures to the extent (but only to the extent) such Selling Stockholder (together with certain related parties) would beneficially own in excess of 4.9% of the shares of our common stock outstanding immediately after giving effect to such conversion, provided, that a selling stockholder may from time to time increase this limit to 9.9%, provided, further, that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

The third column lists the shares of our common stock being offered by this prospectus by the Selling Stockholders and does not take in account any limitations on conversion of the Debentures set forth therein. As a result of such limitations, the shares of common stock offered by this prospectus may exceed the number of shares of common stock beneficially owned by the Selling Stockholders as of August 22, 2025. In accordance with the terms of the Purchase Agreement with the Selling Stockholders, this prospectus generally covers the resale of at least (i) 100% of the number of the shares of our common stock issued and issuable pursuant to the Debentures as of the trading day immediately preceding the date the registration statement is initially filed with the SEC, and (ii) the Shares. Because the conversion price of the Debentures may be adjusted (in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction), the number of shares of our common stock that will actually be issued may be more or less than the number of shares being offered by this prospectus.

The fourth and fifth columns list the number of shares of common stock beneficially owned by the Selling Stockholders and their percentage ownership after the offering shares of common stock (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities), assuming the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

The amounts and information set forth below are based upon information provided to us by the Selling Stockholders as of August 22, 2025, except as otherwise noted below. The Selling Stockholders may sell all or some of the shares of common stock they are offering, and may sell, unless indicated otherwise in the footnotes below, shares of our common stock otherwise than pursuant to this prospectus. The tables below assume the Selling Stockholders sell all of the shares offered by them in offerings pursuant to this prospectus, and not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering(1)		Maximum Number of Shares to be Sold Pursuant to this Prospectus		Number of Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering
JGB Capital LP	96,905	(2)	96,905	(2)	0	*
JGB Partners LP	2,487,222	(3)	2,487,222	(3)	0	*
JGB Capital Offshore Ltd.	2,261,111	(4)	2,261,111	(4)	0	*
JGB Orpington, LLC	132,457	(5)	132,457	(5)	0	*
Chicago Atlantic Adams, LLC	3,010,400	(6)	3,010,400	(6)	0	*

*	Represents less than 1%.

(1)	Beneficial ownership includes shares of our common stock as to which a person or group has sole or shared voting power or dispositive power. Subject to the blocker described below, shares of our common stock registered hereunder are convertible within 60 days of August 22, 2025, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person holding such convertible securities, but are not deemed outstanding for computing the percentage of any other person.
(2)	Represents 96,905 shares of our common stock issuable to such Selling Stockholder upon conversion of the Debentures issued to such Selling Stockholder being registered for resale hereby.
(3)	Represents 2,487,222 shares of our common stock issuable to such Selling Stockholder upon conversion of the Debentures issued to such Selling Stockholder being registered for resale hereby.
(4)	Represents 2,261,111 shares of our common stock issuable to such Selling Stockholder upon conversion of the Debentures issued to such Selling Stockholder being registered for resale hereby.
(5)	Represents 132,457 shares of our common stock issuable to such Selling Stockholder upon conversion of the Debentures issued to such Selling Stockholder being registered for resale hereby.
(6)	Represents 3,010,400 shares of our common stock issuable to such Selling Stockholder upon conversion of the Debentures issued to such Selling Stockholder being registered for resale hereby.

Material Transactions with the Selling Stockholders

On May 19, 2025 (the “Effective Date”), we, and PodcastOne, our majority owned subsidiary, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Stockholders pursuant to which (i) we sold to the Selling Stockholders our Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) in an aggregate principal amount of $16,775,000 for an aggregate cash purchase price of $15.25 million, and (ii) if certain conditions are satisfied as set forth in the Purchase Agreement, including at least one of the Conditions (as defined below), we may sell, at our option to the Selling Stockholders our additional Original Issue Discount Senior Secured Convertible Debentures in an aggregate principal amount of $11,000,000 on substantially the same terms as the Debentures, in a private placement transaction. The Debentures are convertible into shares of our common stock, $0.001 par value per share (the “common stock”), at the holder’s option at a conversion price of $2.10 per share, subject to certain customary adjustments such as stock splits, stock dividends and stock combinations. We may sell to the Selling Stockholders the Additional Debentures (as defined in the Purchase Agreement) if within 15 months of the Effective Date either of the following conditions have been satisfied during such 15-month period (the “Conditions”): (x) the VWAP (as defined in the Purchase Agreement) of the common stock has been equal to or greater than $4.20 per share (subject to certain customary adjustments such as stock splits, stock dividends and stock combinations) for 30 consecutive trading days, or (y) Free Cash Flow (as defined in the Purchase Agreement) has been equal to or greater to $3,000,000 for three consecutive fiscal quarters, and has increased in each of the foregoing quarters from the immediately preceding fiscal quarter.

The Debentures mature on May 19, 2028 and accrue interest at 11.75% per year. Commencing with the calendar month of August 2025 (subject to the following sentence), the holders of the Debentures will have the right, at their option, to require us to redeem an aggregate of up to $100,000 of the outstanding principal amount of the Debentures per month. For the month of August 2025, the holders may not submit a redemption notice for such a redemption prior to August 18, 2025. Commencing from November 18, 2025, May 18, 2026 and May 18, 2027, the holders of the Debentures will have the right, at their option, to require us to redeem an aggregate of up to $150,000, $250,000 and $300,000, respectively, of the outstanding principal amount of the Debentures per month. We will be required to promptly, but in any event no more than two trading days after a holder of the Debentures delivers a redemption notice to us, pay the applicable redemption amount in cash.

Subject to the satisfaction of certain conditions, including applicable prior notice to the holders of the Debentures, at any time after May 19, 2026, we may elect to prepay all, but not less than all, of the then outstanding Debentures for a prepayment amount equal to the outstanding principal balance of then outstanding Debentures plus all accrued and unpaid interest thereon, together with a prepayment premium equal to the following (the “Prepayment Premium”): (a) if the Debentures are prepaid after May 19, 2026, but on or prior to May 19, 2027, 5% of the entire outstanding principal balance of the outstanding Debentures (or the applicable portion thereof required to be prepaid by us); and (c) if the Debentures are prepaid on or after May 19, 2027, but prior to the maturity date of the Debentures, 4% of the entire outstanding principal balance of then outstanding Debentures (or the applicable portion thereof required to be prepaid by us). Subject to the satisfaction of certain conditions, we shall be required to prepay the entire outstanding principal amount of all of then outstanding Debentures in connection with a Change of Control Transaction (as defined in the Debentures) for a prepayment amount equal to the outstanding principal balance of then outstanding Debentures, plus all accrued and unpaid interest thereon, plus the applicable Prepayment Premium based on when such Change of Control Transaction occurs within the period set forth above applicable to such Prepayment Premium; provided, that (x) if a Change of Control Transaction occurs on or prior to May 19, 2026, plus 10% of the entire outstanding principal balance of then outstanding Debentures; (y) if the Specified Carve-Out Transaction (as defined in the Debentures) is consummated, we shall be required to prepay the Debentures, in an aggregate amount equal to the lower of the outstanding principal balance of then outstanding Debentures and $7,500,000, in each case, plus the applicable Prepayment Premium, and (z) if a Permitted Disposition (as defined in the Debentures) pursuant to clause (g) of the definition thereof is consummated, we shall be required to prepay the Debentures in an aggregate amount equal to the lower of the outstanding principal balance of then outstanding Debentures and 50% of the first $1,000,000 of net proceeds resulting from such Permitted Disposition up to $1,000,000 and 25% of such net proceeds in excess of $1,000,000, in each case, plus the applicable Prepayment Premium.

Our obligations under the Debentures can be accelerated upon the occurrence of certain customary events of default. In the event of default and acceleration of our obligations, we would be required to pay the applicable prepayment amount described above.

Our obligations under the Debentures have been guaranteed under a Subsidiary Guarantee, dated as of the Closing Date (the “Subsidiary Guarantee”), by certain of our wholly owned subsidiaries, including PodcastOne, Slacker, Inc. and LiveXLive, Corp. (collectively, the “Guarantors”). Our obligations under the Debentures and the Guarantors’ obligations under the Subsidiary Guarantee are secured under a Security Agreement (the “Security Agreement”) entered into on the Effective Date among our Company, the Guarantors, certain Purchasers and JGB Collateral, LLC (the “Agent”) as agent for the Purchasers (the “Security Agreement”), by a lien on all of our and the Guarantors’ assets, subject to certain exceptions.

On August 5, 2025, we amended certain defined terms contained in the Debentures to provide that we and/or our subsidiaries shall be permitted to purchase bitcoin, Ethereum and Solana up to an amount as agreed to by the parties from time to time in one or more transactions in accordance with the investment guidelines adopted by our Company from time to time and reasonably acceptable to the Selling Stockholders (the “Guidelines”), and that we may retain one or more investment managers to engage in our bitcoin yield strategy or other active management of any permitted cryptocurrency purchased in accordance with the Guidelines, in each case to further enable us to pursue our cryptocurrency assets treasury strategy. The terms of the Debentures and other transactions documents entered into in connection therewith remain unchanged. Pursuant to the Security Agreement entered into by the parties in connection with the issuance of the Debentures, the Selling Stockholders have a security interest in any purchased cryptocurrency.

We agreed to file a registration statement on Form S-3 (or such other form that we are then eligible for) (the “Registration Statement”) to register the resale of the shares of our common stock underlying the Initial Debentures within 60 days of the Effective Date (and within 30 days of the sale, if any, of the Additional Debentures) and to obtain effectiveness of the Registration Statement within 150 days following the Effective Date (and within 90 days of the sale, if any, of the Additional Debentures).

Accordingly, we are registering for resale the sale and offer of the Securities to comply with such obligations to the Selling Stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

General

The following description of our capital stock and provisions of our Certificate of Incorporation and Bylaws are summaries and are qualified by reference to the Certificate of Incorporation and Bylaws that are on file with the SEC.

Our Certificate of Incorporation authorizes us to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, and 500,000,000 shares of our common stock, $0.001 par value per share.

As of August 22, 2025, there were 115,413,332 and 7,849.36 shares of our common stock and preferred stock (including accrued dividends as of such date) issued and outstanding, respectively.

As of August 22, 2025, we had 400 holders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Voting

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. As of August 22, 2025, there were 7,849.36 shares of our preferred stock outstanding (including accrued dividends as of such date), and except for the dividends payable in kind on our Series A Preferred Stock (as defined below), we have no current plans to issue any other shares of our preferred stock.

Series A Perpetual Convertible Preferred Stock

On February 2, 2023, we filed the Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating 100,000 shares of our preferred stock as “Series A Perpetual Convertible Preferred Stock” (the “Series A Preferred Stock”).

The Series A Preferred Stock was issued effective as of February 3, 2023, and is subsequently issued as quarterly dividends as required by its terms, to the Selling Stockholders and Trinad Capital, a fund controlled by Robert Ellin, our Chief Executive Officer, Chairman, director and principal stockholder, in exchange for certain indebtedness exchanged for such Series A Preferred Stock, as more fully discussed above. An amendment to, or waiver of rights of, the Series A Preferred Stock requires the approval of the majority of the votes entitled to be cast by the holders of Series A Preferred Stock outstanding at the time of such vote.

Voting

The holders of the shares of the Series A Preferred Stock have certain voting rights as described in the Certificate of Designation equal to 1,000 votes per share of Series A Preferred Stock. The holders of Series A Preferred Stock are not entitled to vote separately as a class or series on any amendment, modification or restatement of the Certificate of Incorporation, except as would be unlawful under the laws of the State of Delaware or except as required by Section 4 of the Certificate of Designation.

Dividends

The holders of the Series A Preferred Stock are entitled to receive, and we shall pay, by issuing shares of Series A Preferred Stock or paying in cash to such holders, subject to and as provided in Section 3 of the Certificate of Designation, dividends on each share of Series A Preferred Stock, based on a stated value per share equal to $1,000 (the “Stated Value”), at a rate of 12% per annum (the “Interest”), commencing on February 3, 2023 (the “Original Issue Date”) until the date that such share of Series A Preferred Stock is converted to our common stock (the “Interest Termination Date”). So long as a holder’s shares of Series A Preferred Stock are outstanding, Interest payments shall accrue and be compounded daily on the basis of a 360-day day year and twelve 30-day months and shall be paid in arrears to such holder on the earlier of the following dates (i) the Interest Termination Date and (ii) quarterly on April 1st, July 1st, October 1st and January 1st of each year (each such date, an “Interest Payment Date”). At our option, the Interest payments may be made in shares of Series A Preferred Stock valued at a price per share equal to the Stated Value (the “Interest Shares”); provided, that Trinad Capital shall receive Interest payments solely in Interest Shares. In addition, in the event we declare any distribution or dividend of any of our assets or any shares of capital stock of any of our subsidiaries pro rata to the record holders of any class of shares of common stock, we shall calculate and distribute to each holder its pro rata portion of any such distribution (calculated on an as-converted basis with respect to the shares of Series A Preferred Stock then outstanding as of the record date set by us for such distribution or dividend) concurrently with the distribution to the then record holders of any class of common stock. Except as provided in this Section 3, Section 5 and Section 7 of the Certificate of Designation, no other dividends shall be paid on shares of the Series A Preferred Stock.

As provided in the Certificate of Designation, Interest in Interest Shares was paid effective as of April 1, 2023, and subsequently as quarterly dividends, on the terms summarized above.

Liquidation

In the event of any liquidation, dissolution or winding up of our Company, either voluntarily or involuntarily, the holders of the Series A Preferred Stock are entitled to receive, prior and in preference to the holders of the Common Stock, a per share amount equal to the Stated Value plus any accrued but unpaid Interest thereon, or the amount the holder would be entitled to receive if the Series A Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

If upon the liquidation, dissolution or winding up of the Company, the assets of our Company that are legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts above, then the entire assets of our Company that are legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to what they would otherwise be entitled to receive.

Rights and Preferences

During the period any shares of Series A Preferred Stock remain outstanding, unless we have received the approval of the majority of the votes entitled to be cast by the holders of Series A Preferred Stock outstanding at the time of such vote (voting together as a single class), either at a meeting of holders of Series A Preferred Stock or by written consent, we shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)	increase the number of authorized shares of Series A Preferred Stock;

(ii)	issue or obligate itself to issue additional shares Series A Preferred Stock other than Interest Shares;

(iii)	amend, alter or repeal any provision of the Certificate of Designation;

(iv)	amend, alter or repeal any provision of the Certificate of Incorporation or other charter documents in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock or in any manner that adversely affects any rights of the Holders; or

(v)	enter into any agreement with respect to the foregoing.

For purposes of the foregoing voting requirements, the increase in the amount of the authorized preferred stock (other than Series A Preferred Stock) or common stock, or the creation or issuance of any other series of Preferred Stock or common stock that we may issue, or any increase in the amount of authorized shares of such series, shall not in itself be deemed to materially and adversely affect the rights, preferences or voting powers of the Series A Preferred Stock.

Conversion

Each share of Series A Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of common stock determined by multiply the number of Series A Preferred Stock by the Stated Value and dividing the product thereof by the conversion price for such series in effect at the time of conversion for the Series A Preferred Stock. The conversion price for the Series A Preferred Stock is subject to adjustment in accordance with conversion provisions contained in the Certificate of Designations. As of August 22, 2025, the conversion price of the Series A Preferred Stock is $2.10 per share.

We will not effect the conversion of any portion of the shares of Series A Preferred Stock, and the holder will not have the right to convert any shares of Series A Preferred Stock, and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the holder together with its affiliates collectively would own beneficially in excess of 4.99% (or, upon election by a holder prior to the issuance of any shares of Series A Preferred Stock, such beneficial ownership limitation may increase or decrease) of the shares of common stock outstanding immediately after giving effect to such exercise. This limitation is not applicable to any shares of Series A Preferred Stock held by Trinad Capital.

Authorized and Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Warrants

As of August 22, 2025, there were 6,335,399 warrants outstanding.

2016 Plan Awards

As of August 22, 2025, we have granted options, restricted stock units, and restricted share awards, to purchase in aggregate of approximately 2,631,830 shares of our common stock under the 2016 Equity Incentive Plan, as amended, with a weighted average exercise price per share for outstanding shares is approximately $3.72 and the weighted average exercise price per share for exercisable shares is approximately $3.72 per share.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Bylaws

Provisions of our Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of a majority of our then outstanding common stock.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “LVO.” The Warrants are not listed on Nasdaq, any national securities exchange or any other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. We serve as the registrar for the Warrants. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

PLAN OF DISTRIBUTION

We are registering 7,988,095 shares our common stock underlying the Debentures issued to the Selling Stockholders, with such amount equal to 100% of the number of shares issuable upon conversion of such Debentures and without taking into account the limitations on the conversion of such notes set forth in such notes, to permit the resale of these shares of common stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other disposition of the Securities by the Selling Stockholders.

The holders of the Debentures (and any of their pledgees, assignees and successors-in-interest (the “Selling Stockholders”) may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Any compensation paid to underwriters, broker-dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement and shall comply with the rules and requirements of the FINRA.

We are required to pay certain fees and expenses incurred by us incident to the registration of these shares, estimated to be approximately $50,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect; (ii) the date on which the Selling Stockholders no longer owns any principal amount of the Debentures or shares of Common Stock issued or issuable upon conversion of such Debentures; or (iii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold pursuant to this prospectus, the shares of our common stock underlying the Debentures (if such shares are sold) will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon by Foley Shechter Ablovatskiy LLP (“FSA”). Certain of FSA’s partners own shares of our common stock, which represent, in the aggregate, beneficial ownership of less than approximately 2.0% of our common stock.

EXPERTS

The consolidated financial statements of LiveOne, Inc. as of March 31, 2025 and 2024 and for each of the two years in the period ended March 31, 2025 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Macias Gini & O’Connell LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. The registration statement and the exhibits are available through the SEC’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.liveone.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus or any applicable prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to LiveOne, Inc., 269 South Beverly Drive, Suite 1450, Beverly Hills, CA 90212, Attention: Corporate Secretary, telephone number (310) 601-2505.

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July 15, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025;

●	our Current Report on Form 8-K, filed with the SEC on April 3, 2025;

●	our Current Report on Form 8-K, filed with the SEC on May 23, 2025;

●	our Current Report on Form 8-K, filed with the SEC on July 15, 2025;

●	our Current Report on Form 8-K, filed with the SEC on July 17, 2025;

●	our Current Report on Form 8-K, filed with the SEC on July 17, 2025;

●	our Current Report on Form 8-K, filed with the SEC on August 11, 2025;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 from our definitive Proxy Statement on Schedule 14A, filed with the SEC on July 17, 2025;

●	the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July 15, 2025;

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed on October 19, 2017 and as amended on February 20, 2018, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (Registration No. 333-217893) initially filed with the SEC on May 11, 2017, as amended, and declared effective by the SEC on December 21, 2017, and any amendment or report filed with the SEC for purposes of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus, and also between the date of the initial registration statement and prior to effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in each of this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Corporate Secretary

LiveOne, Inc.

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

You can also find these filings on our website at www.liveone.com. We are not incorporating the information on our website other than these filings into this prospectus.

7,988,095 Shares of Common Stock

LIVEONE, INC.

Preliminary Prospectus

The date of this prospectus is         , 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the shares being registered hereby, all of which will be borne by the Company as follows:

SEC registration fee	$887.45
Legal fees and expenses	$25,000
Accounting fees and expenses	$20,000
Printing	$1,000
Miscellaneous	$5,000
Total	$51,887.45

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions

In addition, in the future, we may enter into indemnification agreements with our directors and officers and some of our executives may have certain indemnification rights arising under their employment agreements with us. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit Number	Description
3.1	Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
3.2	Certificate of Amendment to the Certificate of Incorporation of the Company, dated as of September 30, 2017 (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, Amendment No. 3, filed with the SEC on October 6, 2017).
3.3	Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
3.4	Amendment No. 1 to the Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 14, 2021).
3.5	Certificate of Merger, dated as of September 30, 2021, between the Company and LiveOne, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 12, 2021).
4.1	Form of Warrants, dated July 15, 2022, issued by PodcastOne to the purchasers of PodcastOne’s 10% Original Issue Discount Convertible Promissory Notes, dated July 15, 2022 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2022).
4.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock of the Company, dated as of February 2, 2023 (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC February 7, 2023).
4.3	Warrant to Purchase Common Stock, dated as of April 1, 2024, issued by the Company to Harvest Small Cap Partners, L.P. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC April 5, 2024).
4.4	Warrant to Purchase Common Stock, dated as of April 1, 2024, issued by the Company to Harvest Small Cap Partners, Ltd. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC April 5, 2024).
4.5	Warrant to Purchase Common Stock, dated as of April 1, 2024, issued by the Company to Trinad Capital Master Fund Ltd. (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC April 5, 2024).
4.6	Form of 11.75% Original Issue Discount Senior Secured Convertible Debentures (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 23, 2025).
4.7	Warrant to Purchase Common Stock, dated as of July 15, 2025, issued by the Company to Harvest Small Cap Partners, L.P. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 15, 2025).
4.8	Warrant to Purchase Common Stock, dated as of July 15, 2025, issued by the Company to Harvest Small Cap Partners Master, Ltd. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 15, 2025).
4.9	Warrant to Purchase Common Stock, dated as of July 15, 2025, issued by the Company to Trinad Capital Master Fund Ltd. (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 15, 2025).
4.10	Form of Underwriter’s Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 17, 2025).
5.1*	Opinion of Foley Shechter Ablovatskiy LLP regarding legality of securities being registered.
23.1*	Consent of Macias Gini & O’Connell LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Foley Shechter Ablovatskiy LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement, filed with the SEC on July 18, 2025).
107	Filing Fee Table (previously filed as Exhibit 107 to this Registration Statement, filed with the SEC on July 18, 2025).

†	Management contract or compensatory plan or arrangement.

*	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Los Angeles, California on August 26, 2025.

LiveOne, Inc.

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	Chief Executive Officer and Chairman of the Board

By:	/s/ Ryan Carhart
Name:	Ryan Carhart
Title:	Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Ellin	Chief Executive Officer and Chairman	August 26, 2025
Robert S. Ellin	(Principal Executive Officer)

/s/ Ryan Carhart	Chief Financial Officer, VP, Secretary and	August 26, 2025
Ryan Carhart	Treasurer (Principal Accounting Officer)

*	Director	August 26, 2025
Jay Krigsman

*	Director	August 26, 2025
Ramin Arani

*	Director	August 26, 2025
Patrick Wachsberger

*	Director	August 26, 2025
Kenneth Solomon

*	Director	August 26, 2025
Bridget Baker

*	Director	August 26, 2025
Kristopher Wright

*By:	/s/ Robert S. Ellin
Robert S. Ellin Attorney-in-Fact